                                                                   Exhibit 10.19


                                                               February 24, 2000

                           COMMERCIAL LEASE AGREEMENT

                        Petula Associates Ltd., Landlord

                                       AND

                  Fundtech Ltd., an Israeli corporation, Tenant

                                TABLE OF CONTENTS

                                                                            Page

1.  PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES...............4

2.  RENT AND SECURITY DEPOSIT..................................................4

3.  TAXES......................................................................6

4.  LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS..............................6

5.  TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS................................7

6.  ALTERATIONS BY TENANT......................................................7

7.  SIGNS......................................................................8

8.  UTILITIES..................................................................9

9.  INSURANCE BY TENANT........................................................9

10. SUBROGATION OF RIGHTS OF RECOVERY.........................................10

11. CASUALTY DAMAGE...........................................................10

12. LIABILITY, INDEMNIFICATION, AND NEGLIGENCE................................11

13. USE; COMPLIANCE WITH LAWS; PARKING........................................11

14. INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION...................12

15. ASSIGNMENT AND SUBLETTING.................................................12

16. CONDEMNATION..............................................................14

17. SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER........................14

18. QUIET ENJOYMENT...........................................................15

19. EVENTS OF DEFAULT.........................................................15

20. REMEDIES..................................................................15

21. LANDLORD'S DEFAULT AND LIMITATIONS OF LIABILITY...........................16

22. MORTGAGES.................................................................17

23. ENCUMBRANCES..............................................................17

24. MISCELLANEOUS.............................................................18

25. NOTICES...................................................................20

26. HAZARDOUS WASTE...........................................................20

28. TENANT'S ACKNOWLEDGEMENTS.................................................21

29. THIS RIDER CONTROLS.......................................................23

30. LEASEHOLD AUDIT...........................................................23

31. JANITORIAL SERVICE........................................................23

EXHIBIT A ....................................................................24

EXHIBIT A- ...................................................................25

EXHIBIT C ....................................................................30

EXHIBIT D ....................................................................31

EXHIBIT E ....................................................................33

EXHIBIT F ....................................................................34

EXHIBIT G ....................................................................38

                              LIST OF DEFINED TERMS

                                                                        Page No.

Additional Rent.............................................................7
Adjusted Substantial Completion Date.......................................29
Affiliate..................................................................20
Agreement..................................................................41
AS-IS.......................................................................6
Base Rent...................................................................7
Building.................................................................4, 6
Building's Structure........................................................8
Change Order Cost..........................................................29
Change Orders..............................................................29
Claimant...................................................................18
Commencement Date...........................................................6
Common Areas................................................................6
Construction Management Fee................................................10
Constuction Plans..........................................................28
Contract Sum...............................................................29
Environmental Laws.........................................................22
Event of Default...........................................................17
Excess Costs...............................................................30
Excused Delays.............................................................29
Expiration Date.............................................................4
Final Calendar Year.........................................................7
Finish Allowance...........................................................29
Hazardous or Toxic Materials...............................................22
HVAC System.................................................................9
Indemnified Parties........................................................13
Initial Improvements....................................................6, 28
L.C........................................................................30
Land........................................................................6
Landlord....................................................................6
Landlord Delays............................................................29
Landlord's Contractors.....................................................31
Landlord's Mortgagee.......................................................19
Law........................................................................20
Laws.......................................................................20
Lease.......................................................................6
Loss.......................................................................13
Mortgage...................................................................19
Operating Expenses..........................................................7
Original Term...............................................................6
Outside Broker.............................................................41
Permitted Costs............................................................29
Premises....................................................................6
Prepayment.................................................................30
Primary Lease..............................................................19
Project....................................................................41
Property Manager............................................................4
Proportionate Share.........................................................6
Rent........................................................................6
Rentals....................................................................41
Repair Period..............................................................13
Reserved Right.............................................................14
Rules and Regulations......................................................14
Security Deposit............................................................8
Sign Requirements..........................................................11
Space Plan.................................................................28
Space Planner..............................................................28
Substantial Completion.....................................................31
Substantially Complete.....................................................31
Taking.....................................................................16
Taxes.......................................................................8
Tenant......................................................................6
Tenant Delays..............................................................29
Tenant Parties.............................................................20
Tenant Party...............................................................20
Tenant Prospect............................................................41
Tenant's Contractors.......................................................31

Term........................................................................6
TI Construction Management Fee.............................................29
Transfer...................................................................15
Vacation Date..............................................................14

                             BASIC LEASE INFORMATION

Effective Date:                     February 25, 2000
Tenant:                             Fundtech Ltd., an Israeli corporation

Tenant's Address:                   1628 Valwood Parkway, Suite 104,
                                    Carrollton, Texas 75006

Tenant's Contact:                   Mr. Michael Carus                                          Telephone:        800-386-3832
                                    Chief Financial Officer                                                      972-364-5690

Landlord:                           Petula Associates, Ltd.

Landlord's Address: c/o             The Holt Companies, Inc.
                                    1840 Hutton Drive, Ste 100
                                    Carrollton, Texas 75006

Landlord's Contact:                 Ms. Liz Sheff                                              Telephone:        972-241-8300

Payments:                           All Rent payments shall be sent to Landlord in care of The Holt Companies, Inc., ("Property
                                    Manager") at the address below, or such place as Landlord may designate from time to time.

                                                                 Payment Address:
                                                                 The Holt Companies, Inc.
                                                                 1840 Hutton Drive, Suite 100
                                                                 Carrollton, Texas 75006

Building:                           Valwood 17 (the "Building") located in
                                    Carrollton, Dallas County, Texas, comprising
                                    41,780 deemed net rentable square feet as
                                    described in Exhibit "A" attached to this
                                    lease.

Premises 15,276 deemed net rentable square feet as outlined on the plan attached to this Lease as Exhibit "A-1" and whose street address is 1628 Valwood Parkway, Suite 104, Carrollton,
                                    Texas 75006.

Original Term                       Term Sixty (60 months), commencing April 1,
                                    2000 and ending at 5:00 p.m. on March 31,
                                    2005, (the "Expiration Date") subject to
                                    adjustment and earlier termination as
                                    provided in the Lease.

Commencement Date                   April 1, 2000

Expiration Date                     March 31, 2005

Security Deposit                    $15,937.96 (first month's rent)

Rent                                The following chart is provided as an
                                    estimate of Tenant's initial monthly payment broken down into its components. This chart, however, does not supersede the specific provisions contained elsewhere in this
                                    Lease.

                                    Initial Monthly Base Rent                                         $    11,775.25
                                    Initial Monthly Estimated Operating Expense Escrow                $     2,189.56
                                    Initial Monthly Estimated Real Estate Tax Escrow                  $     1,973.15
                                                                                                      -----------------------------
                                    Total Initial Monthly Payment                                     $    15,937.96
                                                                                                      =============================

Permitted Use:                      Only for receiving, storing, shipping
                                    and selling products, materials and
                                    merchandise made or distributed by Tenant
                                    and for such other lawful purposes as may be
                                    incidental thereto; no retail sales may be
                                    made from the Premises.

Tenant's Proportionate Share:       36.5630%, which is the percentage obtained by dividing: (a) the 15,276 deemed net rentable square feet in the Premises by (b) the 41,780 deemed net rentable square feet in the Building.

Guarantor:                          N/A

The foregoing Basic Lease Information is incorporated into and made a part of this Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

TENANT:

Fundtech Ltd., an Israeli corporation


Name:                                /s/ Michael Carus
                                     -------------------------------------------
Printed Name:                        Mr. Michael Carus
                                     -------------------------------------------
Title:                               Chief Financial Officer
                                     -------------------------------------------
                                     972-364-5690
                                     -------------------------------------------

Name:
                                     -------------------------------------------
Printed Name:
                                     -------------------------------------------
Title:
                                     -------------------------------------------

LANDLORD:

Petula Associates, Ltd.

By:
                                     -------------------------------------------
Name:
                                     -------------------------------------------
Title:
                                     -------------------------------------------

By:
                                     -------------------------------------------
Name:
                                     -------------------------------------------
Title:
                                     -------------------------------------------

                                Square Feet      15,276
                                Address:         1628 Valwood Parkway, Suite 104
                                                 Carrollton, Texas 75006
                                Project No.:     622016

                                 LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered into by Petula Associates, Ltd. ("Landlord"), and Fundtech Ltd., an Israeli corporation, a ("Tenant").

1. PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES.

            1.1 Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-1 (the "Premises"), subject to the terms and conditions in this Lease. The Premises are part of the 41,780 square foot building (the " Building") located on the real property described on Exhibit A (the "Land"). All references to "Building" shall individually and collectively refer to all buildings on the Land, now and during the lease Term (defined below), unless the context otherwise requires. Landlord and Tenant hereby agree that, the rentable square footage contained in the Premises is deemed to be 15,276 net rentable square feet and the rentable square footage of the Building is deemed to be 41,780 net rentable square feet and Tenant's "Proportionate Share" of the Building is 36.5630%. "Common Areas" will mean all areas, space, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and others designated by Landlord using or occupying space in the Building or on the Land to the extent that the Common Areas are not expressly made a part of the Premises, and are made available for the use of all tenants in the Building. Landlord hereby grants Tenant a non-exclusive right to use the Common Areas during the lease Term in common with others designed by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the restrictions on intended use and the Rules and Regulations (defined below).

            1.2 Term. The lease term shall be sixty (60) months, beginning April 1, 2000 (the "Commencement Date"), and ending March 31, 2005 (the "Expiration Date"), the original term of the Lease ("Original Term".) The Original Term, together with any renewals and extensions, shall be referred to collectively as the lease "Term." If the Commencement Date is not the first day of a calendar month, then the Term shall end sixty (60) months after the first day of the first full calendar month of the Term. Following Substantial Completion (defined in Exhibit B), Landlord and Tenant shall execute an instrument specifying the Commencement Date and the Expiration Date of the Original Term. If Tenant occupies the Premises without executing an instrument specifying the Commencement Date and Expiration Date, Tenant shall be deemed to have accepted the Premises for all purposes and the Commencement Date shall be deemed to have occurred on the earlier to occur of; (i) actual occupancy; (ii) the Commencement Date set forth in Section 1.2, or (iii) the date Tenant commences doing business at the Premises if Landlord consents to an early occupancy as set forth in this Lease.

            1.3 Initial Improvements. If an Exhibit B is attached to this Lease, Landlord shall construct in the Premises the improvements (the "Initial Improvements" as defined in Exhibit B) described on the plans and specifications referenced on Exhibit B.

            1.4 Tenant's Acceptance of Premises. By occupying the Premises, Tenant accepts the Premises in its "AS-IS" condition as of the date of Tenant's occupancy, subject to completion of punch-lists, if any, relating to the Initial Improvements, if an Exhibit B is attached. If an Exhibit B is not attached, then Tenant accepts the Premises in its "AS-IS" condition as of the date of Tenant's occupancy, and Landlord shall have no obligation to perform or pay for any repair or other work, other than as set forth in this Lease.

2. RENT AND SECURITY DEPOSIT.

            2.1 Rent; No Right of Offset. The Base Rent, the Additional Rent and all other payments and reimbursements required to be made by Tenant under this Lease, including any sums due under the attached Exhibit B, shall constitute "Rent." Tenant shall make each payment of the following items of Rent when due, without prior notice, demand, deduction or offset.

            2.2 Base Rent.

Tenant shall pay to Landlord "Base Rent" equal to the following amounts for the following periods of time:

      Time Period                                 Monthly Base Rent
      04/01/2000 through   03/31/2005             $ 11,775.25

The first monthly installment of Base Rent, plus the other monthly charges set forth in Section 2.3, said total amount set forth in Section 2.4, shall be due on the date Tenant signs the Lease. Monthly installments of Base Rent shall then be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and Additional Rent for each partial month shall be prorated.

            2.3 Additional Rent. On the same day that Base Rent is due, Tenant shall pay as "Additional Rent" its Proportionate Share of all costs incurred in owning, operating and maintaining the Land, Building and Common Areas (collectively "Operating Expenses"). Tenant also shall pay as "Additional Rent" its Proportionate Share of Taxes (defined in Section 3) all late fees incurred by Tenant and all janitorial costs set forth in Section 3.1 herein.

                  2.3.1 Operating Expenses.

                        2.3.1.1 Operating Expenses Inclusions. Operating Expenses shall include the following: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above-building standard utility consumption; (3) the cost of Landlord's insurance; (4) the cost of repairs, replacement, market property management fees and expenses, asset management fees and expenses which shall not exceed two percent (2%) of Base Rent and Additional Rent, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided), and a replacement reserve for capital items which reserve shall not exceed five cent (.05(cent)) per rentable square foot of the Premises per calendar year; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (6) the reasonable cost of any labor-saving or energy-saving device or other equipment installed in the Building, amortized over a period together with an amount equal to interest at an amortization rate on the unamortized balance, which calculation shall be reasonably determined by Landlord; (7) alterations, additions, and improvements made by Landlord to comply with Law (defined below); and (8) wages and salaries of personnel up to and including the level of Property Manager (provided such personnel are employed only to facilitate the use, maintenance and occupancy of the Building and Land).

                        2.3.1.2 Operating Expense Exclusions. Operating Expenses shall not include the following (1) any loan costs for interest, amortization, or other payments on loans to Landlord; (2) expenses incurred in leasing or procuring tenants; (3) legal expenses other than those incurred for the general benefit of the Building's tenants (thus revisions to the standard form of Lease shall not be deemed an Operating Expense); (4) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (5) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (6) rents due under ground leases; (7) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building; and
(8) wages and salaries of personnel above the level of Property Manager.

                        2.3.1.3 Operating Expense Calculation and Notices. The initial monthly payments for Operating Expenses shall be calculated by taking 1/12 of Landlord's estimate of Tenant's Proportionate Share of Operating Expenses for a particular calendar year (or any portion of a year as determined by Landlord). The initial monthly payments are estimates only, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for a particular year. If Landlord fails to give Tenant notice of its estimate of Tenant's Proportionate Share of Operating Expenses in accordance with this subsection for any calendar year, then Tenant shall continue making Additional Rent payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If during any year Landlord determines that, because of an unexpected increase in Operating Expenses or other reasons, Landlord's estimate of Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Proportionate Share of Operating expenses due from Tenant for the applicable calendar year or the balance of the estimated amount and to bill Tenant for any deficiencies which have accrued during the calendar year or any portion of the year, and Tenant shall then make monthly payments based on the new statement. Within a reasonable time not to exceed ninety (90) days after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Proportionate Share of Operating Expenses for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (1) that the calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (2) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year. However, Landlord's failure to deliver to Tenant such statement within such 90 day period shall not waive or diminish any of Landlord's rights and remedies or Tenant's obligations under this Lease. Unless Tenant makes written exception to any item within thirty (30) days after Landlord furnishes its annual statement of Tenant's Additional Rent, the statement shall be considered as final and accepted by Tenant. If Tenant's total monthly payments of its Proportionate Share for the applicable calendar year are more than Tenant's actual Proportionate Share of Operating Expenses, then Landlord shall retain the excess and credit the amount against Tenant's future

Additional Rent payments or upon written request by Tenant within thirty (30) business days from the receipt of the statement refund such excess to Tenant by check. With respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of all excess payments, less any additional amounts then owed to Landlord. If Tenant's total monthly payments of its Proportionate Share of Operating Expenses for any year are less than Tenant's actual Proportionate Share of Operating Expenses for that year, tenant shall pay the difference to Landlord within thirty (30) days after Landlord's request for payment. There shall be no duplication of costs for reimbursements in calculating Operating Expenses.

See Section 30.

                        2.3.1.4 Grossed-Up Operating Expenses. If during any year the Building is less than one hundred percent (100%) occupied, then, for purposes of calculating Tenant's Proportionate Share of Operating Expenses for that year, the amount of Operating expenses that fluctuates with Building occupancy shall be "grossed-up" to the amount which, in Landlord's reasonable estimation, it would have been had the Building been one hundred percent (100%) occupied for that entire year.

                  2.3.2 Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency if such delinquency is past five (5) days due. All such fees shall be Additional Rent.

            2.4 Initial Monthly Rent. The amounts of the initial monthly Base Rent and Additional Rent for Tenant's Proportionate Share of Operating Expenses and Taxes are as follows:

Base Rent (Section 2.2)                                          $   11,775.25
Operating Expenses, excluding Taxes (Section 2.3.1)              $    2,189.56
Taxes (Sections 2.3.1 and 3.1)                                   $    1,973.15
Total initial monthly payment                                    $   15,937.96
                                                                 -------------

            2.5 Security Deposit. Tenant shall deposit with Landlord on the date this Lease is executed by Tenant a security deposit in the initial amount of $15,937.96 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations under this Lease, to reasonably reimburse Landlord for performing any such obligations or to compensate Landlord for its damages arising from Tenant's failure to perform its obligations, without prejudice to any of Landlord's other remedies. If so used, Tenant shall, upon request, pay Landlord an amount that will restore the Security Deposit to its original amount. Landlord also may require Tenant to provide Landlord with an additional amount not to exceed $10,000.00 to be held as part of the Security Deposit if Tenant commits a default beyond any applicable cure period or if the Lease is modified. The Security Deposit shall be Landlord's property. Tenant shall not be entitled to interest on any security deposit amount and Landlord may commingle such Security Deposit with any other of its funds. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. The unused portion of the Security Deposit will be returned to Tenant within forty-five (45) days after the Expiration Date, provided that Tenant has fully and timely performed its obligations under this Lease.

3. TAXES.

            3.1 Real Property Taxes. The term "Taxes" shall include all taxes, assessments and governmental charges that accrue against the Premises, the Land, and the Building, whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created. Landlord shall pay the Taxes, and Tenant shall pay Landlord for Tenant's Proportionate Share of the Taxes. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent; or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon the Rent; then all such taxes, assessments, levies or charges, or any part so measured or based, shall be included within the term "Taxes."

            3.2 Personal Property Taxes. Tenant shall before delinquency pay all taxes and assessments levied or assessed against any of Tenant's personal property, trade fixtures or alterations placed in or about the Premises; and upon Landlord's written request, deliver to it receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that the taxes have been paid. If any such taxes are levied or assessed against Landlord or its property, and (1) Landlord pays them or (2) the assessed value of Landlord's property is increased and Landlord pays the increased taxes, then Tenant shall pay to Landlord the amount of all such taxes within ten (10) days after Landlord's written request for payment. All such amounts shall bear interest from the aforementioned ten (10) day period until reimbursed by Tenant at the rate set forth in Section 24.13. Tenant has the right to contest the valuation of Tenant's personal property taxes.

4. LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations, at Landlord's cost, shall be limited to only the replacement of the Building's roof, maintenance of the foundation, and maintenance of the structural members of the exterior walls (collectively the "Building's Structure"). Tenant shall be responsible for Tenant's Proportionate Share of any repairs to or maintenance of the roof (including skylights), provided Tenant's Proportionate Share of such repair or maintenance costs shall not exceed $15,000.00 per annum. Landlord shall not be responsible for: (1) any such maintenance until Tenant delivers to Landlord written notice of the need for maintenance, (2) such alterations to the Building's Structure required by Law because of Tenant's use of the Premises (all alterations shall be performed by Tenant), (3) roof repairs (all costs for such repairs are Operating Expenses charged to Tenant pursuant to Section 2.3.1.1), or (4) repairs to interior columns of the Building located within the Premises. The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Except for maintaining the Building's Structure, Landlord shall not be required to maintain or repair at Landlord's expense any other portion of the Premises. LANDLORD'S LIABILITY FOR ANY DEFECTS, REPAIRS, REPLACEMENT OR MAINTENANCE FOR WHICH LANDLORD IS RESPONSIBLE UNDER THIS LEASE SHALL BE LIMITED TO THE COST OF PERFORMING SUCH WORK.

5. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

            5.1 Tenant's Maintenance of the Premises. Tenant shall maintain all parts of the Premises except for maintenance work for which Landlord is expressly responsible for under Section 4 in good condition and shall promptly make all necessary repairs and replacements to the Premises. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner reasonably acceptable in all respects to Landlord, and in accordance with Landlord's standards applicable to alterations or improvements performed by Tenant.

            5.2 Tenant's Maintenance of the Common Areas. Landlord at Tenant's Proportionate Share of the expense (unless Tenant causes the damage or the repair solely benefits Tenant in which events Tenant will pay 100% of the expense) shall maintain the Common Areas, including, without limitation, the parking areas, truck courts, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building. Tenant's maintenance obligations shall include, without limitation, the prompt maintenance, repair and replacement of
(1) any drill or spur track servicing the Premises, (2) the exterior of the Building, including painting, (3) the irrigation sprinkler systems and sewage lines, and (4) any other items normally associated with the foregoing. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by any failure by Tenant to perform obligations under this Lease. Tenant and any Tenant Party shall not do anything that would inhibit or prevent other tenants' use and enjoyment of the Common Areas.

            5.3 HVAC System. Tenant shall maintain, the hot water equipment and the heating, air conditioning, and ventilation equipment and system (the "HVAC System") in good repair and condition and in accordance with Law and with the equipment manufacturers' suggested operation/maintenance service program. Such obligation shall include the replacement or repair of all equipment necessary to maintain the HVAC System in good working order. Within ten (10) days after the Commencement Date, Tenant shall deliver to Landlord copies of contracts entered into by Tenant for regularly scheduled preventive maintenance and service contracts for the HVAC System, each contract in a form and substance and with a contractor reasonably acceptable to Landlord. At least fourteen (14) days before the Expiration Date, the earlier termination of this Lease, or the termination of Tenant's right to possess the Premises, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC System is then in good repair and working order. As of the Effective Date of this Lease, the HVAC System is in good working order and repair. Landlord warrants the HVAC System for a period of nine months from the Effective Date of this Lease. Tenant and Landlord agree that all HVAC System equipment for which Tenant has not delivered to Landlord written notice of a defect therein within such 9-month period shall conclusively be deemed to be in good working order, and Tenant shall thereafter maintain the HVAC System in good working order, repair and condition and shall be responsible for all costs and expenses regarding the HVAC System, however, in no event shall Tenant be responsible for more than $2,000.00 in repairs per HVAC System unit per year. Regarding replacement of HVAC System equipment, Tenant shall not be liable for more than $2,500.00 in replacement costs per HVAC System unit per year.

            5.4 Landlord's Optional Performance of Tenant's Obligations. Landlord has the right, but not the obligation, to perform or provide any maintenance, repairs or replacements to be performed by Tenant under this
Section 5 and to provide any utility service which Tenant is required to provide under Section 8 below, upon notice to Tenant. Should Landlord elect to do so, Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in performing Tenant's obligations plus an additional five percent (5%) of such amount to compensate Landlord for the overhead and administrative costs relating to the performance of all such obligations. All such amounts owing pursuant to this Section 5 shall be deemed Rent under this Lease, which Tenant shall pay Landlord within ten (10) days after Landlord's request for payment.

6. ALTERATIONS BY TENANT.

            6.1 No Tenant Alterations. Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building without the prior written consent of Landlord.

            6.2 Requirements for Landlord's Written Consent. Landlord shall not be required to notify Tenant of whether it consents to any alterations until it has received plans and specifications which are sufficiently detailed to allow construction of the work depicted in them to be performed in a good and workmanlike manner, and Landlord has had a reasonable opportunity to review them. Without in any way limiting Landlord's rights to refuse its consent to Tenant's proposed alterations, if Landlord consents in writing to Tenant's proposed alterations, then Landlord's consent shall be conditioned without limitation on all of the following: (1) Landlord's approval of the contractor or person making the alterations and approving each contractor's insurance coverage provided in connection with the alterations and their installation, (2) Landlord's supervision of their installation, (3) Landlord's approval of final and complete plans and specifications for the alterations and their installation, (4) the appropriate governmental agency, if any, having final and complete plans and specifications for such work, and (5) Landlord's determination of whether any changes, modifications, alterations, additions or improvements to the Premises, or installations of any equipment or machinery would do any of the following: (i) affect structural or load bearing portions of the Premises or the Building, (ii) result in a material increase of electrical usage above the normal type of amount of electrical current to be provided by Landlord, (iii) result in an increase of Tenant's use of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises that can be viewed from Common Areas, (vi) require greater or more difficult cleaning work, such as kitchens, reproduction rooms, or interior glass partitions, etc., or (vii) violate any provision in Sections 13 or 26 of this Lease or Exhibit B, attached hereto. If the alterations will affect the Building's Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted in them will comply with any applicable Law (defined below) or be adequate for any purpose, but shall merely be Landlord's consent to Tenant's installation of the alterations. Landlord shall have the right, but not the obligation, to periodically inspect the work in the Premises and may require changes in the method or quality of the work. If Landlord's consent is granted, any such changes, modifications, alternations, additions, improvements or installations shall be made at Tenant's sole cost and expense.

            6.3 Tenant's Obligations. All work performed by Tenant in the Premises, including work relating to the alterations or their repair, shall be performed in a good and workmanlike manner in accordance with Law (defined below) and with Landlord's and Landlord's insurance carriers' specifications and requirements.

            6.4 Ownership of Alterations. Upon the Expiration Date or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the condition existing at the time Tenant took possession of the Premises, except for: (1) ordinary wear and tear, (2) damage that Landlord has the obligation to repair under the terms of this Lease, (3) all changes, modifications, alterations, additions or improvements that Tenant does not have the obligation to remove under the terms of this Section 6.4, and (4) damage by casualty. Except as provided below, all changes, modifications, alterations, additions or improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the Expiration Date or earlier termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection. Tenant must, however, remove from the Premises, within thirty (30) days of the Expiration Date or earlier termination of this Lease any changes, modifications, alterations, additions or improvements that Landlord has designated for removal pursuant to Section 17.1.3. Tenant shall not be required to remove from the Premises any of the changes, modifications, alterations, additions or improvements which are constructed in the Premises with the Construction Plans (as defined in Exhibit "B") or those that do not require Landlord's approval. Tenant must promptly repair any damage to the Premises caused by its removal of personal property, changes, modifications, alterations, additions or improvements.

            6.5 Trade Fixtures. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Tenant may remove trade fixtures, moveable equipment and other type of personal property not attached to the Building or Premises provided, however, such removal does not damage the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises.

            6.6 Construction Management Fee. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord a "Construction Management Fee" of five percent (5%) of all costs incurred for such work in excess of $5,000.00.

            6.7 Backup Generator. Tenant may locate an emergency backup generator on the Land (the "Project"). All costs associated with the Project shall be borne solely by Tenant. The Project work is to be performed exclusively by Tenant. Tenant shall construct the Tenant's Project pursuant to plans and specifications for which Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant's plans and specifications shall provide for screening of the generator with man-made or natural vegetation according to Landlord's reasonable satisfaction. On or before the earlier to occur of the Expiration Date, Vacation Date or earlier termination of the Lease, Tenant, at Tenant's sole cost and expense, shall remove the generator and screening surrounding said generator in compliance with
Section 17 of the Lease. Tenant shall comply with all Laws, and shall obtain all necessary permits for the completion of the Project. Tenant will at all times cooperate with Landlord, furnishing all reasonable information and material concerning Tenant's physical facility needs, equipment, Landlord's inspections of the Tenant's Project, or any other information necessary for the Landlord. Upon the earlier to occur of the Expiration Date, Vacation Date, or the earlier termination of the Lease, Tenant shall return the Premises, Building and Land to Landlord clean and in the condition existing at the time prior to Tenant's installation of the Tenant's Project. Tenant shall be required to remove from the Premises, Building and Land any of the modifications and improvements concerning the Tenant's Project, including, but not limited to, the generator and screening.

7. SIGNS.

            7.1 Premises' Exterior. Tenant shall not without Landlord's prior written consent (not to be unreasonably withheld) (1) make any changes to the exterior of the Premises or the Building, (2) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, (3) erect or install any signs, windows, blinds, draperies, window treatments, bars, security installations, or door lettering, decals, window or glass-front stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises. Notwithstanding the foregoing Tenant may use the existing flag poles on the Premises to fly the American flag, the Texas flag and the Fundtech flag.

            7.2 Requirements for Landlord's Written Consent. Landlord shall not be required to notify Tenant in writing of whether it consents to any sign until Landlord (1) has received detailed, to-scale drawings specifying the design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them. Notwithstanding the foregoing, Landlord shall provide its consent in its sole discretion.

            7.3 Sign Requirements. Signs and lettering will generally be as reflected in Exhibit E, if applicable. Tenant shall erect any signs in accordance with the plans and specifications, in a good and workmanlike manner, in accordance with all Laws and architectural guidelines in effect for the area in which the Building is located and will obtain all requisite approvals (the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the sign in a good, clean, and safe condition in accordance with the Sign Requirements. Tenant has the right to use the existing monumental sign located on the Premises subject to Landlord's Sign Requirements.

            7.4 Sign Removal. After the Expiration Date or earlier termination of this Lease or after Tenant's right to possess the Premises has been terminated pursuant to Section 20.1.2, Landlord may require that Tenant remove the sign by delivering to Tenant written notice within thirty (30) days after the termination of the Lease. If Landlord so requests, Tenant shall within ten
(10) days after Tenant's receipt of the notice remove the sign, repair all damage caused by the sign and its installation and removal, and restore the Building to its condition before the installation of the sign including, but not limited to, making the following restoration and repair work: hole punching, electrical work, and repair of Building exterior discolorization or fading made noticeable by removal of the signage. If Tenant fails timely to remove the sign and perform the repair work, Landlord may, without compensation to Tenant, (1) use the sign, or (2) at Tenant's expense, remove the sign, perform the related restoration and repair work, and dispose of the sign in any manner Landlord deems appropriate.

8. UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and similar charges pertaining to Tenant's use of the Premises. Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises or any portion. Tenant's use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may, at Landlord's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case the amount separately billed to Tenant for Building standard utility service shall not be duplicated in Tenant's obligation to pay Additional Rent under Section 2.3. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utilities or other services to the Premises. Any interruption or failure in any utility or service shall not be construed as an eviction, constructive or actual of Tenant or as a breach of the implied warranty of suitability, and shall not relieve Tenant from the obligation to perform any covenant or agreement under this Lease. In no event shall Landlord be liable for damage to persons or property, including, without limitation, business interruption, damages, or shall Landlord be in default under this Lease, as a result of any such interruption or failure. All amounts due from Tenant under this Section 8 shall be payable within ten (10) days after Landlord's request for payment. Notwithstanding the foregoing, if Tenant is prevented from making reasonable use of the Premises for more than five (5) consecutive days because of the unavailability of any such utility service, and such unavailability was primarily caused by Landlord's gross negligence or willful misconduct, then Tenant shall, as its exclusive remedy, be entitled to a reasonable abatement of Rent for each consecutive day after the expiration of such 5-day period that Tenant is so prevented from making reasonable use of the Premises.

9. INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

            9.1 Commercial General Liability Insurance. Commercial general liability insurance naming the Landlord, Landlord's Mortgagee (defined below), and Property Manager as additional insureds and loss payees against any and all claims for bodily and property damage occurring in or about the Premises arising from or in connection with Tenant's use or occupancy of the Premises. The insurance policy or policies shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. The liability insurance shall be primary and not "contributing to" any insurance available to Landlord, and Landlord's insurance shall be in excess of all of Tenant's insurance. In no event shall the limits of Tenant's insurance limit its liability under this Lease.

            9.2 Property Insurance. Property insurance insuring; 1) all fixtures, alterations, additions, partitions, improvements and equipment installed in the Premises, 2) trade fixtures, 3) inventory, and 4) personal property located on or in the Premises for perils covered by the causes of loss
- - special form (all risk), including coverage for flood, earthquake and damages from any boiler and machinery, if applicable. The insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

            9.3 Workers' Compensation Insurance. Workers' compensation insurance in accordance with the Laws of the State of Texas and employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00). The worker's compensation insurance must include an all-states endorsement.

            9.4 Other Insurance. Business interruption insurance covering the loss of rental income for a period of up to eighteen (18) months that may occur as a result of loss or damage to the Building caused by an insured peril. This policy or policies must name Tenant and Guarantor as insured and must also name Landlord, Property Manager and Landlord's Mortgagees (defined below) as additional insureds and loss payees, and must contain a mortgagee clause in favor of Landlord's designated mortgagees. Tenant shall also keep in force all other insurance that Landlord deems necessary and prudent or that is required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, the Building, or the Land.

            9.5 Standard of Tenant's Insurance. Each policy required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports and will contain endorsements that (1) such insurance may not lapse with respect to Landlord or its Property Manager or be canceled or amended with respect to Landlord or its Property Manager without the insurance company's giving Landlord and its Property Manager at least thirty
(30) days prior written notice of every cancellation or amendment, (2) Tenant shall be solely responsible for payment of premiums, (3) in the event of payment of any loss covered by any policy, Landlord or Landlord's designees shall be paid first by the insurance company for Landlord's loss and Tenant's insurance shall be primary in the event of overlapping coverage with insurance which may be carried by Landlord. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the United States. Any deductible amounts under any required insurance policies shall not exceed $1,000. Tenant shall deliver to Landlord duplicate originals of certificates of insurance, and certified copies of the policies when requested by Landlord. Tenant shall have the right to provide insurance in a "blanket" policy, if the required blanket policy expressly provides coverage to the Premises and to Landlord as required by this Lease.

            9.6 Landlord's Rights. In the event Tenant does not purchase the insurance required by this Lease or keep any required insurance in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all documented expenses, including reasonable attorneys' fees, and indentifiable damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain any insurance.

            9.7 Nature of Tenant's Obligation. Tenant's insurance obligations under this Section 9 are freestanding obligations which are not dependent on any other conditions or obligations under this Lease.

10. SUBROGATION OF RIGHTS OF RECOVERY. LANDLORD AND TENANT MUTUALLY WAIVE THEIR RESPECTIVE RIGHTS OF RECOVERY AGAINST EACH OTHER FOR ANY LOSS OF, OR DAMAGE TO, EITHER PARTYS ' PROPERTY, TO THE EXTENT THAT THE LOSS OR DAMAGE IS INSURED UNDER AN INSURANCE POLICY REQUIRED UNDER THIS LEASE TO BE IN EFFECT AT THE TIME OF THE LOSS OR DAMAGE. Each party shall obtain any special endorsements, if required by its insurer, under which the insurer shall waive its rights of subrogation against the other party. The provisions of this Section 10 shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible. Notwithstanding the foregoing, Landlord's waiver of liability under this Section 10 shall not apply to Landlord's right to seek compensation from Tenant or any Tenant Party for any deductible amounts under Landlord's insurance unless the loss or damage is caused wholly by a third party tenant or landlord's gross negligence or willful misconduct.

11. CASUALTY DAMAGE.

      11.1 Total Destruction. Tenant immediately shall give written notice to Landlord of any damage to the Premises, the Building, or the Land. If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one hundred eighty (180) days after the date of Landlord's actual knowledge of the damage, then Landlord may terminate this Lease by delivering to Tenant written notice of termination within thirty (30) days after the damage. If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one hundred eighty (180) days after the date of Landlord's actual knowledge of the damage, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within (15) days following the date on which Landlord notifies Tenant in writing of the estimated time for the restoration. In either event, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date the damage occurred. Time is of the essence with respect to the delivery of all notices of damage and termination. Notwithstanding the foregoing, Tenant may not terminate the Lease if a Tenant Party caused the damage. Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the damage or if Tenant fails to keep in force the loss of rents insurance described in
Section 9.4 above.

            11.2 Restoration of Premises. Subject to Section 11.3, if this Lease is not terminated under Section 11.1, (or if the Building or the Premises are damaged but not totally destroyed by any insured peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations, other improvements, or personal property required to be covered by

Tenant's insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date the damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the Rent for that period shall be reduced to such extent as may be fair and reasonable under the circumstances (such reduction of rent to be mutually agreed upon by Landlord and Tenant who agree to respectively negotiate in good faith) and the Term shall be extended by the number of days in the Repair Period, provided that the Rent shall be abated only to the extent Landlord is compensated for all Rent amounts by loss of rents insurance described in Section 9.4 above. Notwithstanding the foregoing, the Rent shall not be abated if a Tenant Party caused the damage or if Tenant fails to keep in force the loss of rents insurance described in Section 9.4 above.

      11.3 Insurance. If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord, or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, or the insurance proceeds available to Landlord to restore the building are insufficient in Landlord's reasonable opinion, then Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days of the later of the date upon which any destruction or damage incurred, or the date upon which Landlord learns there are not enough insurance proceeds, or Landlord learns of any such requirement by any Landlord's Mortgagee, as applicable. In the event Landlord terminates the Lease, all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before the Lease terminates.

12. LIABILITY, INDEMNIFICATION, AND NEGLIGENCE.

      12.1 TENANT'S INDEMNITY OF LANDLORD. SUBJECT TO SECTION 12.2, TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, ITS SUCCESSORS, ASSIGNS, AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND AFFILIATES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER (1) ARISING FROM TENANT'S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (2) RECOVERED FROM OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF ANY LOSS (DEFINED BELOW IN SECTION 12.2) TO THE EXTENT THAT ANY SUCH LOSS MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY A TENANT PARTY (DEFINED BELOW IN
SECTION 24.1) OR ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH A TENANT PARTY'S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (3) ARISING FROM OR OUT OF THE OCCUPANCY OR USE OF THE PREMISES BY A TENANT PARTY OR (4) ARISING FROM OR OUT OF ANY OCCURRENCE IN THE PREMISES, HOWEVER CAUSED, OR SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES BY A TENANT PARTY, INCLUDING ANY LOSS (DEFINED BELOW IN SECTION 12.2) OR DAMAGE CAUSED BY LANDLORD'S NEGLIGENCE. INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES .

      12.2 LIABILITY. LANDLORD SHALL NOT BE LIABLE TO THE TENANT PARTIES FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A "LOSS") CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, REGARDLESS OF WHETHER THE NEGLIGENCE OF EITHER PARTY CAUSED THE LOSS IN WHOLE OR IN PART, UNLESS CAUSED BY LANDLORD GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      12.3 Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

13. USE; COMPLIANCE WITH LAWS; PARKING.

            13.1 Permitted Use. The Premises shall, subject to the remaining provisions of this Section, be used only for receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not use the Premises as living or sleeping quarters or a residence. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous or would violate any provision in Section 26. Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles, and vehicle maintenance or repair is prohibited without Landlord's prior written consent. Tenant shall keep the Premises neat and clean at all times. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor commit, suffer or permit any waste in or upon the Premises; nor at any time sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employees' lunch or rest areas within the Premises for use by Tenant's employees only; nor take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building, or unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, (3) cause the disallowance of any sprinkler credits, (4) violate any Law (defined below) including, but not limited to, any zoning ordinance, or (5) be dangerous to life, limb or property. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights or remedies nor a waiver of Tenant's duty to comply herewith.

      13.2 Compliance with Laws. Tenant shall be solely responsible for satisfying itself and Landlord that the Permitted Use will comply with all applicable Laws. Tenant shall, at its sole cost and expense, be responsible for complying with all Laws (defined below) and Rules and Regulations (defined below) applicable to the use, occupancy, and condition of the Premises. Tenant shall promptly correct any violation of a Law, or Rules or Regulations with respect to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, Building, and/or Land, or with respect to the occupancy or use thereof. To the best of Landlord's knowledge, without further inquiry, and limited to the personal knowledge of Landlord's agent, Jeff Menz, who represents on behalf of Landlord, and not individually that the Premises and Building are in compliance with all applicable laws, rules and regulations as of the Effective Date of this Lease.

      13.3 Compliance with Rules and Regulations. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, cleanliness of, and the preservation of good order and protection of the Premises, the Building and the Land. A current copy of the Rules and Regulations applicable to the Building is attached hereto as Exhibit D. All such Rules and Regulations are hereby made a part hereof. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

      13.4 Parking. Tenant and its employees, agents and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis. However, in no instances shall Tenant allow its employees, agents and invitees to occupy more than 45 spaces in the parking areas adjacent to the Premises. Tenant shall take reasonable measures to ensure that its employees, agents and invitees do not occupy more than the above referenced quantity of parking. Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated parking areas. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

14. INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION. Without being deemed or construed as committing an actual or constructive eviction of Tenant and without abatement of Rent, Landlord and Landlord's agents and representatives may (upon 24 hours prior notice to Tenant) enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and [during the last (12) months of the Term] tenants. Tenant hereby waives any claim for damages for any injury or inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefore. During the last twelve (12) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least sixty (60) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). Furthermore, Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building, Building's Structure, Common Areas or the Land, to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas; and to construct new improvements on adjacent parcels of land, all, Tenant agrees, without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the "Reserved Right"). When exercising the Reserved Right, Landlord will use reasonable efforts not to substantially interfere with Tenant's use and occupancy of the Premises.

15. ASSIGNMENT AND SUBLETTING.

      15.1 Transfers. Tenant shall not, without the prior written consent of Landlord (such consent not to be unreasonably withheld), (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization (unless the resulting entry has an equal or greater net worth),
(4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.1 (1) through (7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.


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

            15.2 Landlord's Written Consent Requirements and Recapture Right.

                  15.2.1 Transfers to Non-Affiliated Third Parties. In determining whether Landlord shall consent to any proposed assignment or subletting of Premises, Landlord will not unreasonably withhold its consent. The Transfer shall not constitute a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). In the event the proposed transferee does not meet all the above factors, then Landlord may withhold its consent in its sole discretion. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other reasonable expenses incurred in connection with considering any request for its consent to a Transfer, in addition to a fee of Five Hundred Dollars ($500.00) which Tenant will submit to Landlord along with its written request for review of the proposed assignment or subletting, regardless of whether Landlord subsequently grants its approval of the proposed assignment or subletting. Within thirty (30) days after Landlord's receipt of Tenant's submission of Tenant's written request for Landlord's consent to a Transfer, Landlord shall have the option (without limiting Landlord's other rights under this Lease) of terminating this Lease (or, as to a subletting or assignment, terminate this Lease only as to the portion of the Premises proposed to be sublet or assigned) as of the latter of either upon thirty (30) days notice or the date the proposed Transfer was to be effective. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease all or such portion of the Premises to the prospective transferee (or to any other person or entity) without liability to Tenant.

                  15.2.2 Transfers to Affiliated Parties/Permitted Transferees. Notwithstanding anything to the contrary contained in Section 15 of this Lease, if the proposed subtenant or assignee is any corporation or business entity which controls, is controlled by or is under common control with Tenant, or is any corporation or business entity resulting from the merger or consolidation of Tenant, or is any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (a "Permitted Transferee"), then Tenant may assign or sublet the Premises or any portion thereof to a Permitted Transferee without the prior written consent of Landlord but subject to the terms of this paragraph. Landlord and Tenant agree that under no circumstances shall a Permitted Transferee by any party: (A) which is a governmental entity (or subdivision or agency thereof), (B) would use the Premises, in whole or in part, for other than the Permitted Use, (C) which is a prospective tenant that has delivered to, or received from, Landlord a written proposal to lease space in the Building before Tenant or its agent contacts such party, (D) which is an occupant of the Building, or (E) which intends to use, store, or general any Hazardous Materials in, on or about the Premises. At least thirty (30) days prior to any proposed subtenancy or assignment of the Lease Agreement in accordance with this Section 15.1.2, Tenant agrees to furnish Landlord in writing with the name of the proposed Permitted Transferee, provided that said Permitted Transferee assumes in full the obligations of Tenant under this Lease and that, in the reasonable opinion of Landlord, such sublessee's or assignee's use of the Premises is consistent with the use allowed under the Lease, and not environmentally harmful to the Premises. Any such sublease or assignment shall not in any way affect or limit the liability of Tenant under the Terms of this Lease or Landlord's ability to inquire into the business description and background, tangible net worth, financial condition including the latest audited financial statement, and operating performance of the Permitted Transferee, Tenant and the Permitted Transferee shall provide Landlord with such information set forth in the above paragraph within ten (10) days of Landlord's request. In the event that Tenant requests to Transfer all or part of its interest in this Lease to any corporation in which or with which Tenant or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions covering merger and consolidation of corporations, then Tenant's obligations under this Lease must be assumed by the corporation surviving such merger or created by such consolidation, and the tangible net worth of the surviving or created corporation must not be less than the tangible net worth of Tenant as of the Effective Date of this Lease. "Tangible net worth" means the excess of assets over total liabilities, in each case, as determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, excluding, however, the determination of total assets, and assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, tradenames, copyrights, and franchises. Any such sublease or assignment shall not in any way affect or limit the liability of Tenant under the terms of this Lease including compliance with the terms of this Section 15. "Control" shall be deemed to mean ownership of not less than majority of all the voting stock of Tenant or such corporation, as the case may be. Notwithstanding anything to the contrary in Section 15 of this Lease, Landlord and Tenant agree that Tenant shall have the right to sublet the Premises to FCMS, LLC, a Delaware limited liability company, d/b/a Fundtech Dallas, a Permitted Transferee as defined in the this paragraph, excluding, however, the conditions precedent to subletting set forth in this paragraph, pursuant to the terms and conditions set forth in this paragraph and the Sublease Agreement attached hereto as Exhibit "J" and incorporated by reference as if set forth at length herein.

                  15.3 Obligations of Tenant and Proposed Transferee. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant's obligations hereunder (however, in the event of transfer of less than all of the space in the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant). Landlord's consent to a Transfer shall not release any of Tenant's obligations hereunder nor release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable. No such Transfer shall constitute a novation. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If a default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's Rent obligations. Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so. If Landlord should fail to notify Tenant in writing of its decision within the thirty (30) day period after


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

Landlord's receipt of Tenant's written request for Landlord's consent to a Transfer, then Landlord shall be deemed to have refused to consent to the proposed Transfer and to have elected to keep this Lease in full force and effect.

            15.4 Landlord's Recapture Right. [Now Incorporated to Section 15.2].

            15.5 Excess Rent. Notwithstanding anything to the contrary contained in Section 15 of this Lease, Tenant hereby assigns, transfers and conveys all consideration received by Tenant under any Transfer, which is in exc ess of the Rent payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

16. CONDEMNATION. If more than twenty-five percent (25%) of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (1) less than 25% of the Premises are subject to a Taking or (2) more than 25% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances (such reduction of rent to be mutually agreed upon by Landlord and Tenant who agree to respectively negotiate in good faith). All compensation awarded for any Taking shall be the property of Landlord, and Tenant hereby assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any separate award made to Tenant (which does not reduce Landlord's award) for loss of Tenant's business or goodwill, for the taking of Tenant's trade fixtures, or on account of Tenant's moving and relocation expenses and depreciation to and removal of Tenant's physical personal property, if a separate award for such items is made to Tenant.

17. SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER.

            17.1 Surrender and Redelivery of Premises. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless it is in writing and signed by Landlord. Tenant's delivery of the keys or access cards to Property Manager or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

                  17.1.1 Joint Inspection. At least thirty (30) days before the earlier to occur of the Vacation Date or Expiration Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the earlier to occur of the Vacation Date or Expiration Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and, in such event, Landlord's determination of the work Tenant is required to perform before the applicable Vacation Date or Expiration Date or Expiration Date shall be conclusive. If Tenant fails to perform such work before the applicable Vacation Date or Expiration Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten (10) days after Landlord's request thereof.

                  17.1.2 Tenant's Payment Obligations. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the year in which the Term ends (prorated through the Expiration Date of this Lease). All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 17.

                  17.1.3 Condition of Premises. After the Expiration Date or earlier termination of this Lease, or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises in a safe, "broom clean," neat, sanitary, and operational condition with all improvements and alterations as set forth in Section 6.4 located thereon in good repair and condition, reasonable wear and tear excepted (subject, however, to Tenant's maintenance obligations), and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order (except normal wear and tear), (2) deliver to Landlord the Premises with "broom cleaned" carpets, (3) deliver to Landlord all keys and parking and access cards to the Premises, and (4) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises, except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, trade fixtures and other property as Landlord may request, provided such request is made within sixty (60) days after the Expiration Date or earlier termination of this Lease. All items not so removed shall, at the sole option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant shall pay for the reasonable costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 17 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws (defined below), and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 17, provided that in the case of alterations or improvements that Tenant is required to remove, Tenant shall restore the Premises to the condition existing prior to the installation of such alterations. If Tenant fails to perform work under this
Section 17, Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten (10) after Landlord's request thereof.

            17.2 Holding Over. If a Tenant Party fails to vacate the Premises after the Expiration Date or earlier termination of this Lease, then a Tenant Party's possession of the Premises shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease, and such Tenant Party shall be subject to immediate eviction and removal; Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Base Rent equal to the sum of one hundred fifty percent (150%) of the daily Base Rent plus one hundred percent (100%) Additional Rent, both payable during the last month of the Term. Unless Landlord accepts the holdover occupancy and Tenant obtains Landlord's prior written approval and consent to such holdover occupancy, Tenant's possession of the Premises after the Expiration Date or earlier termination of this Lease shall immediately constitute an Event of Default under Section 19.5 herein. The Rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of this Section 17. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by a Tenant Party (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant. No payments of money by Tenant (other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 17) to Landlord after the Expiration Date or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease. Tenant shall be liable for all damages resulting from a Tenant Party's holding over (unless Landlord accepts the holdover occupancy and Tenant obtains Landlord's prior written approval and consent to such holdover occupancy).

18. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject, however, to all of the provisions of this Lease and all Laws (defined below), liens, encumbrances and restrictive covenants to which the Land is subject. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

19. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Lease:

            19.1 Monetary Default; Failure to Pay Rent. Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease or under any other lease with Landlord when due, and in either case such failure continues for a period of five (5) days from the date such payment was due.

            19.2 Bankruptcy; Insolvency. The filing of a petition by or against Tenant hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

            19.3 Vacation; Failure to Continuously Operate. Tenant (1) vacates all of the Premises or (2) fails to continuously operate its business at the Premises for the permitted use set forth herein for a period of thirty (30) consecutive days.

            19.4 Liens; Encumbrances. Tenant fails to discharge any lien placed upon the Premises in violation of Section 23 within thirty (30) days after any such lien or encumbrance is filed against the Premises.

            19.5 Non-Monetary Default; Failure to Perform. Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and such failure continues for thirty (30) days, unless otherwise specified in this Lease, after written notice thereof to Tenant.

20. REMEDIES.

            20.1 Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

                  20.1.1 Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.2, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; Landlord and Tenant agree that in no event shall (ii) herein be greater than seventy-five percent (75%) of (i) herein; or


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

                  20.1.2 Terminate Tenant's Right of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord
(1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.2, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall seek to use reasonable efforts to mitigate Landlord's damages which may, depending upon the circumstances, include reletting the Premises, however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building, and Tenant's obligations hereunder shall not be diminished because of Landlord's failure to relet the Premises or to collect Rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this Section 20.1.2, it may at any time elect to terminate this Lease under Section 20.1.1; or

                  20.1.3 Lock Out. Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. This Lease supercedes Section 93.002 of the Texas Property Code to the extent of any conflict.

            20.2 Landlord's Other Rights and Remedies. Upon any default or Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant's expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Section 27 or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Section 27, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

21. LANDLORD'S DEFAULT AND LIMITATIONS OF LIABILITY.

            21.1 DEFAULTS BY LANDLORD. If Landlord fails to perform any of its obligations hereunder within forty-five (45) days after written notice from Tenant specifying such failure, Tenant's exclusive and sole remedy shall be an action for damages or exercise of any, if any, other available remedy at law including a suit for damages. Tenant is granted no contractual right of termination by the Lease, except to the extent and only to the extent set forth in Section 11.1 and 16.

            21.2 LIMITATIONS ON LANDLORD'S LIABILITY.

THE LIABILITY OF LANDLORD TO A TENANT PARTY FOR ANY DEFAULT BY LANDLORD, SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO A TENANT PARTY FOR CONSEQUENTIAL OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE. EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE, IF A TENANT PARTY SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, THE TENANT PARTY AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD'S INTEREST IN THE PREMISES AND BUILDING, AS THE SAME MAY THEN BE ENCUMBERED, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL

NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE.

LANDLORD SHALL NOT BE LIABLE TO A TENANT PARTY FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE, OR LIABILITY OF ANY KIND ARISING FROM THE USE, OCCUPANCY OR ENJOYMENT OF THE PREMISES BY A TENANT PARTY AS A RESULT OF ANY LOSS OF OR DAMAGE TO PROPERTY OF TENANT OR OF OTHERS LOCATED IN THE PREMISES OR THE BUILDING BY REASON OF THEFT OR BURGLARY.

            21.3 Examination of Lease; No Contract Until Execution by Parties. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by both Landlord and Tenant and delivery to the parties. If Tenant is a corporation (including any form of professional association), limited liability company, partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease on behalf of Tenant hereby covenants, warrants and represents on behalf of Tenant and not individually: (1) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) to the aforementioned individual's knowledge that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a form of organization other than an individual, Tenant will, prior to the Commencement Date, deliver to Landlord written documentation reasonably satisfactory to Landlord evidencing the authority of an authorized representative of Tenant to enter into the Lease and bind Tenant to all of the obligations of Tenant under the Lease.

22. MORTGAGES.

            22.1 Lease Subordinate to Mortgage. This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a " Mortgage"), and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this
Section 22 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten
(10) days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten (10) day period, Landlord may execute the same as attorney-in-fact for Tenant, and Tenant's failure to execute such instruments shall immediately constitute an Event of Default under Section 19.5, and in addition to Landlord's other available remedies, Tenant shall pay Landlord a late fee of Five Hundred Dollars ($500.00) unless Landlord executes the instrument as attorney-in-fact: provided, however, that Landlord shall give five (5) days written notice of such Event of Default to Tenant, with opportunity to cure within such five (5) days period. Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant's delinquency which results in delays to the closing of such mortgage or other financing activity.

Notwithstanding the foregoing, Tenant agrees to attorn to any new owner or mortgage holder provided such new owner or mortgage holder acknowledges in writing that Tenant's interest in the Premises and rights under this Lease shall not be disturbed so long as Tenant is not in default under the terms of the Lease beyond the time permitted under the Lease to cure such default.

            22.2 Attornment. Upon written notice of a transfer Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

            22.3 No Landlord's Mortgagee's Liability. Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

23. ENCUMBRANCES.

            23.1 No Liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall timely pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Notwithstanding the foregoing, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building or Land. Tenant, however, shall have the right to contest such claims or liens in which event Tenant shall bond around such lien in a manner as set forth in the Texas Property Code,
Section 53.171 et al., as amended.

            23.2 Landlord's Rights. In the event that Tenant shall not, within thirty (30) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by interference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Building, Land or the Premises. Nothing in this Section 23 modifies an Event of Default under Section 19.4 herein.

24. MISCELLANEOUS.

            24.1 Laws; Affiliate; Tenant Party. Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, zoning ordinances, municipal regulations, rules, and regulations; all court orders, governmental directives, and governmental orders, all Environmental Laws (as defined below), all applicable laws, regulations and building codes governing nondiscrimination accommodations and commercial facilities, and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "Affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "Tenant Party" or collectively the "Tenant Parties" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

            24.2 Landlord's Assignment; Authority of Tenant. Provided the assignee agrees to honor the terms of this Lease and Tenant's rights of tenancy granted herein, Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building, Land, or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder.

Tenant shall furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant and its general partners and managing members, if applicable, are each duly organized and legally existing under the laws of the state of its incorporation and are duly qualified to do business in the state where the Building is located. Tenant and its general partners and managing members, if applicable, each have all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to conducted. Each person signing on behalf of Tenant is authorized to do so.

            24.3 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party; provided, however, in no event shall the foregoing apply to the financial obligations of Tenant under this Lease, including, without limitation, Tenant's obligation to pay Base Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant's obligation to maintain insurance hereunder.

            24.4 Certificate of Occupancy; Financial Statements; Estoppel Certificates. Prior to Tenant's occupancy of the Premises, Tenant shall obtain and deliver to Landlord a Certificate of Occupancy for the Premises from the appropriate governmental authority. Tenant shall, from time to time, within ten
(10) days after request of Landlord, deliver to the Landlord or Landlord's designee, a certificate of occupancy for the Premises, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten (10) day period, Landlord may do so as attorney-in-fact for Tenant, and Tenant's failure to execute any such estoppel certificate shall immediately constitute an Event of Default under Section 19.5, and in addition to Landlord's other available remedies, Tenant shall pay Landlord a late fee of Five Hundred Dollars ($500.00), unless Landlord executes the estoppel certificate as attorney-in-fact for Tenant; provided, however, that Landlord shall give five (5) days written notice of such Event of Default to Tenant, with opportunity to cure within such five (5) day period. Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant's delinquency which results from Tenant's failure to execute such estoppel certificate.

            24.5 Entire Agreement. This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

            24.6 Survival of Tenant's Indemnities and Obligations. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease. Additionally, all obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

            24.7 [INTENTIONALLY DELETED]

            24.8 Severability. If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

            24.9 Effective Date. All references in this Lease to "Effective Date" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

            24.10 Brokerage Commissions. Landlord and Tenant each warrant to the other that they have not dealt with any broker or agent other than Grubb & Ellis Company and the Holt Companies, Inc. and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease. TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, ATTORNEYS' FEES, AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER TENANT OR LANDLORD, RESPECTIVELY. A true and correct copy of the Commission Agreement between Landlord and Grubb & Ellis Company is attached hereto as Exhibit "G" and incorporated by reference herein for all purposes.

            24.11 Confidentiality. The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by Law or to enforce its rights hereunder.

            24.12 Interest. Tenant shall pay interest on all past-due Rent from the date due until paid at the maximum rate of fifteen percent (15%) per annum. In no event, however, shall the charges permitted under this Section 24.12 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

            24.13 Time. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

            24.14 Attorneys' Fees. In the event of the filing of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

            24.15 Choice of Law and Exclusive Venue. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN DALLAS, DALLAS COUNTY, TEXAS EITHER IN TEXAS STATE DISTRICT COURT OR IN FEDERAL DISTRICT COURT, NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.

            24.16 Waiver of Right to Trial By Jury. TENANT AND LANDLORD EACH:
(1) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LEASE OR THE RELATIONSHIP BETWEEN THE PARTIES AS TENANT AND LANDLORD THAT CAN BE TRIED BY A JURY; AND (2) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

            24.17 Waiver of Right to File Tax Protest. WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS UNDER SECTIONS
41.413 AND 42.015 OF THE TEXAS TAX CODE OR ANY SIMILAR OR CORRESPONDING LAW: (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST; AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

25. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with, when and if, the following steps are taken:

            25.1 Rent Payments to Landlord. All Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

            25.2 Payments to Tenant. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

            25.3 Written Notices. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission followed by a confirmatory letter, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof. Landlord shall use reasonable efforts to send a copy of any Tenant notice to:

                     Fundtech Corporation
                     30 Montgomery Street Suite 501
                     Jersey City, NJ  07302
                     Attention: Chief Financial Officer and General Counsel,

however, Landlord and Tenant agree that Landlord's failure to send such courtesy notice shall not in any way waive or diminish any of Landlord's rights and remedies or Tenant's obligation under this Lease.

            25.4 Multiplicity. If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 25 to the same effect as if each had received such notice.

26. HAZARDOUS WASTE.

            26.1 Definitions. For purposes of this Lease, "Hazardous or Toxic Materials" shall mean all materials, substances, wastes and chemicals classified, defined, listed or regulated as, or containing, a "hazardous substance," "hazardous waste," "toxic substance," "pollutant," "contaminant," "oil," "hazardous material," solid waste," and/or "regulated substance" under any Environmental Law (ordinary office supplies and cleaning material excepted). As used herein, the term "Environmental Laws" shall mean any and all statutes, rules, regulations, ordinances, orders, permits, licenses, and other applicable legal requirements, relating directly or indirectly to human health or safety or the environment, or the presence, handling, treatment, storage, disposal, recycling, reporting, remediation, investigation, or monitoring of hazardous or toxic materials. To the best of Landlord's knowledge, without further inquiry, and limited to the personal knowledge of Landlord's agent, Jeff Menz, who represents on behalf of Landlord, and not individually, that Landlord is not aware of any Hazardous or Toxic Material existing in or about the Premise, Building or Land of the Effective Date of this Lease.

            26.2 Prohibited Uses. Tenant shall not incorporate into, use, release, conduct any activity that will produce, or otherwise place or dispose of at, in, under or near the Premises, the Building or the Land any Hazardous or Toxic Materials. Tenant shall not (1) occupy or use the Premises, nor permit any portion of the Premises to be occupied or used (i) except in compliance with all Laws, ordinances, governmental or municipal regulations, and orders, including without limitation Environmental Laws, or (ii) in a manner which may be dangerous to life, limb or property; (2) cause or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Premises, the Building, or its contents; (3) use the Premises or any portion as a landfill or dump; (4) install any underground tanks of any kind; (5) permit any Hazardous or Toxic Materials to be brought onto the Premises except as permitted by Section 26.3 below; or (6) allow any surface or subsurface conditions to exist or come into existence that constitute or may, with the passes of time constitute a public or private nuisance.

            26.3 Permissive Uses. Tenant may use and temporarily store cleaning and office supplies used in the ordinary course of Tenant's business and then only if (1) such materials are in small quantities, properly labeled and contained, (2) notice of and a copy of the current material safety data sheet is first delivered to, and written consent is obtained from, Landlord for each such Hazardous or Toxic Material and (3) such materials are used, transported, stored, handled and disposed of off-site at properly authorized facilities in accordance with the highest accepted industry standards for safety, storage, use and disposal and in accordance with all applicable governmental laws, rules and regulations, including without limitations, all Environmental Laws, as defined below.

            26.4 Landlord's Rights. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of Hazardous or Toxic Materials.

            26.5 Remediation.

            26.5.1 Tenant's Obligations. If Tenant ever has knowledge of the presence in the Premises or the Building or the Land of Hazardous or Toxic Materials which affect the Premises, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. If at any time during or after the term, the Premises, Land or Building are found to have Hazardous or Toxic Materials in, on or under them, except for such conditions that were present prior to the Commencement Date of the Lease, then Tenant shall promptly, diligently, and expeditiously investigate, clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, Laws, rules and regulations, including without limitation, applicable Environmental Laws and the then prevalent industry practice and standards, and Tenant shall repair any damage to the Premises or the Building or the Land as soon as practicable. Tenant shall notify Landlord in advance of its method, time and procedure for any investigation, remediation or monitoring of Hazardous or Toxic materials, and Landlord shall have the right to require reasonable changes in such method, time or procedure as Landlord considers appropriate to prevent interference with any use, occupancy, care, appearance or maintenance of the Land or the Building, or the Premises or the rights of other tenants or to require the same to be done after normal business hours, provided Landlord's changes do not conflict with any guidelines or time constraints imposed by a governmental authority overseeing such remediation. Under no circumstances shall any remediation by Tenant leave any Hazardous or Toxic Materials at, in, or under the Premises, the Land, or the Building without first obtaining the prior written consent of Landlord, however, any remediation shall be in accordance with applicable Environmental Laws.

            26.5.2 Landlord's Rights. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, to perform the work described in
Section 26.5.1 and all reasonable costs and expenses associated therewith shall be due and payable by Tenant upon demand.

            26.6 Tenant's Representation. Tenant represents to Landlord that, except as has been disclosed to Landlord in writing, Tenant nor any of its owners, partners, managers, members, shareholders, or venturers have never been cited for or convicted of any violations under applicable Laws, rules or regulations, including without limitation, Environmental Laws.

            26.7 TENANT'S INDEMNITY. TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), PENALTIES, DAMAGES COSTS AND EXPENSES (INCLUDING ATTORNEYS' AND CONSULTANTS' FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST THE INDEMNIFIED PARTIES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OUT OF OR RESULTING FROM (1) THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED OR PERMITTED BY A TENANT PARTY OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY AND/OR (2) OPERATION OR USE OF THE PREMISES AND/OR
(3) NON-COMPLIANCE WITH ENVIRONMENTAL LAWS, OR THE CONDUCT OF OBLIGATIONS HEREUNDER, BY A TENANT PARTY, OR AT THE DIRECTION OR PERMISSION OF A TENANT PARTY, (4) THE DIMUNITION OF PROPERTY VALUE AND THE RESULTING EFFECTS UPON LANDLORD'S TITLE TO THE PREMISES, THE BUILDING AND THE LAND CAUSED BY, OR ALLEGED TO BE CAUSED BY THE ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC MATERIALS ON, AT, IN, UNDER, FROM OR NEAR THE PREMISES, THE BUILDING, OR THE LAND WHICH IS CAUSED OR PERMITTED BY A TENANT PARTY OR AT THE DIRECTION OR PERMISSION OF A TENANT, AND IN EACH CASE UNDER EITHER (1), (2), (3) OR (4) REGARDLESS OF WHETHER ATTRIBUTABLE IN WHOLE OR IN PART TO ANY OF THE INDEMNIFIED PARTIES' SOLE, CONTRIBUTORY, COMPARATIVE, ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY.

            26.8 Survival. The provisions of this Section 26 shall survive the Expiration Date or earlier termination of this Lease.

27. [INTENTIONALLY DELETED]

28. TENANT'S ACKNOWLEDGEMENTS. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND (EXCEPT AS NOTED IN SECTIONS 5.3, 13.2 AND 26.1 HEREIN) LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL

BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), (5) (EXCEPT AS NOTED IN SECTIONS 5.3, 13.2 AND 26.1 HEREIN) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

Executed by Tenant on _______________________________,_________ 2000.

TENANT:

Fundtech Ltd., an Israeli corporation

Name:                                   ________________________________________
Printed Name:                                Mr. Michael Carus
Title:                                       Chief Financial Officer
                                             972-364-5690
Address:                                     1628 Valwood Parkway, Suite 104,
                                             Carrollton, Texas  75006
Phone Number:                                972-364-5690
                                             800-386-3832

Name:                                   ________________________________________
Printed Name:                           ________________________________________
Title:                                  ________________________________________

Executed by Landlord on ______________________________,________ 2000.

LANDLORD:

Petula Associates, Ltd.

By:                                     ________________________________________
Name:                                   ________________________________________
Title:                                  ________________________________________

By:                                     ________________________________________
Name:                                   ________________________________________
Title:                                  ________________________________________
Address: c/o:                              The Holt Companies, Inc.
                                           1840 Hutton Drive, Suite 100
                                           Carrollton, Texas  75006
Phone Number:                              972-241-8300
Fax Number:                                972-241-7955

                                    RIDER ONE

                              Additional Provisions

29. THIS RIDER CONTROLS. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease Agreement.

30. Leasehold audit. Once each calendar year, Tenant may, in the form of a written notice to Landlord given n o later than thirty (30) days from the Tenant's receipt of Landlord's annual statement, contact Landlord or its property manager to schedule a mutually convenient time for Tenant, at Tenant's sole cost and expense, to conduct an audit of the Operating Expenses for the prior calendar year, provided that such audit shall be conducted by a certified public accountant or Tenant's in-house auditions or accounting staff and further provided that the auditor's report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all,
(1) within ninety (90) days after the receipt of the annual statement of actual additional rent from Landlord, (ii) during Landlord's normal business hours,
(iii) at the place where Landlord maintains its records (or such other place as Landlord may deliver the appropriate records) and (iv) only after Landlord has received thirty (30) days prior written notice. If the audit report reflects that estimated Additional Rent was overcharged or undercharged in the audited calendar year and provided Landlord agrees with such audit, Tenant shall within twenty (20) days after receipt of such report pay to Landlord the amount of any underpayment or, if applicable, Landlord shall allow Tenant a credit against the next accruing installment of additional rent in the amount of any overpayment. In the event that Tenant does not timely provide such notice, Tenant shall conclusively be deemed to have waived its right to conduct such an audit. If the audit report reflects (and provided Landlord agrees with such audit report) that estimated Additional Rent was overcharged by $5,000.00 or more in the audited calendar year, then Landlord shall reimburse Tenant for the reasonable cost (including reasonable attorney's fees) of such audit, which the parties agree all such costs shall not exceed $2,500.00 under any circumstances, within forty-five (45) days after receiving copies of all Tenant's invoices therefor Prior to conducting the audit, Tenant or Tenant's representative agrees to enter into a Confidentiality Agreement with Landlord regarding the confidential use of information obtained from Landlord's books and records. The Confidentiality Agreement which Tenant and any Tenant representative will execute shall be in substantially the same form as that of Exhibit "I" attached hereto. Tenant shall bear any and all reasonable costs incurred by Landlord in providing such a review, including but not limited to costs photocopies of documents.

31. JANITORIAL SERVICE. Provided no Event of Default exists, Landlord, at Tenant's sole cost and expense, shall use all reasonable efforts to furnish to Tenant janitorial service, in accordance with Exhibit "K" attached hereto and incorporated herein by reference, to the Premises on Business Days other than Holidays for Building standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for nonstandard installations) and as may from time to time in Landlord's judgment be reasonably required. If Tenant desires any of the services specified in this paragraph at any time other than times herein designated, such services shall be supplied to Tenant upon the written requests of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the actual cost of such services, without mark-up, within ten days after Landlord has delivered to Tenant an invoice therefor, Landlord and Tenant agree that the cost of such janitorial services shall constitute Additional Rent under this Lease. "Business Days" means Monday through Friday (except for Holidays); "Normal Business Hours" means 7:00 a.m. to 7:00 p.m. on Business Days and 7:00 a.m. to 1:00 p.m. on Saturday (other than Holidays); and "Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Tenant shall have the right to cancel the janitorial service upon thirty (30) days prior written notice, effective at the end of such month. The amount of the initial monthly cost of the janitorial service which Tenant agrees to pay is $975.00.

                                    EXHIBIT A
                                LEGAL DESCRIPTION

                        1628 Valwood Parkway, Building 1
                                   Valwood 17

BEING 21,503 square feet out of a larger facility containing 41,780 square feet, on a tract more thoroughly described as follows:

BEING a tract of land situated in the Elizabeth Lamar Survey, Abstract No. 797, the Moses G. Shipman Survey, Abstract No. 1385, and the Levi Nobles Survey, Abstract No. 1097 and being a part of "Val-Luna", an addition to the City of Carollton, Texas as recorded in Volume 87061, Page 7002, Plat Records, Dallas County, Texas (P.R.D.C.T.), and also being part of Block 1, "Cottonbelt West Industrial Park" as recorded in Volume 80208. Page 134, P.R.D.C.T. and being more particularly described as follows:

COMMENCING at a found 1/2-inch iron rod with a yellow plastic cap stamped "A.H. HALFF ASSOC." (hereafter referred to as "with cap") with the south line of the Farmers Branch/Carrollton Flood Control District as recorded in Volume 77070, Page 2199, Deed Records, Dallas County, Texas and being the northwest corner of said Val-Luna addition, and also being the northwest corner of said Block 1:

THENCE North 58(degree)00'20" East, along the common line of said Block 1 and said Farmers Branch/Carrollton Flood Control District, a distance of 184.59 feet to a set 1/2-inch iron rod with cap for THE POINT OF BEGINNING.

THENCE North 58(degree)00'20" East, continuing along said common line, a distance of 318.00 feet to a set "x" for corner;

THENCE South 31(degree)59'40" East, departing said common line, a distance of
488.04 feet to a set 1/2 inch iron rod for corner lying on the north right-of-way line of Valwood Parkway (100 feet wide);

THENCE South 57(degree)01'56" West, departing said common line, and along said north line, a distance of 14.19 feet to a set nail for the point of curvature of a circular curve to the right having a radius of 1025.70 feet and whose chord bears South 65(degree)37'29" West, a distance of 306.52 feet;

THENCE Southwesterly, along said north line and said curve, through a central angle of 17(degree)11'12" an arc distance of 307.67 feet to set "x" for corner;

THENCE North 31(degree)59'40" West, departing said north line, a distance of
447.63 feet to the POINT OF BEGINNING AND CONTAINING 151,451 square feet or
3.4768 acres of land more or less.

                                   EXHIBIT A-1
                                   [SITE PLAN]

                                    EXHIBIT B

                                   WORK LETTER
                            PLANS TO BE AGREED UPON/
                                FINISH ALLOWANCE

Pursuant to Section 1.3 of the Lease, Landlord and Tenant mutually agree as follows:

1. Plans.

      1.1 Space Plan. On or before February 25, 2000, Landlord's designated space planner and/or architect ("Space Planner"), at Tenant's expense, shall prepare and deliver to Tenant a space plan for the Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Tenant will at all times cooperate with Landlord's Space Planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment inventory, etc., necessary for the Space Planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises. Tenant will approve (which approval should not be unreasonably withheld) or disapprove in writing the space plan within three (3) business days after receipt from Landlord and if disapproved, Tenant shall provide Landlord and Landlord's Space Planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan within three (3) business days after receipt of the Space Plan from Landlord and if disapproved, Tenant shall provide Landlord and Landlord's Space Planner with specific reasons for disapproval. Tenant shall have the opportunity to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan"). If the space plan is not approved, or deemed approved, by both Landlord and Tenant by February 25, 2000, Landlord may, at its sole option, terminate the Lease and this Agreement, whereupon Landlord shall have no further liability or obligation thereunder or hereunder. If Landlord does not elect to so terminate, then each day after February 25, 2000 that the Space Plan is not approved by Tenant shall constitute one (1) day of Tenant Delay (hereinafter defined).

      1.2 Compliance with Disability Acts. Tenant shall promptly provide Landlord and Landlord's Space Planner and/or architect, as applicable, with all information needed to cause the construction of Initial Improvements (as defined herein) to be completed such that Tenant, the Premises and Initial Improvements (as constructed) will be in compliance with the Americans With Disabilities Act of 1990, 42 U.S.C. ss. 120101-12213 (or comparable laws of the State or local agencies in which the Building is located (collectively, the "Disability Acts"). TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS BY TENANT AND/OR INITIAL IMPROVEMENTS OR THE PREMISES NOT BEING IN COMPLIANCE WITH THE DISABILITY ACTS.

      1.3 Construction Plans. On or before fifteen (15) days after approval of the Space Plan, Landlord's Space Planner and engineer, at Tenant's expense, will prepare final working drawings and construction plans (such construction drawings and plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") of all of the Initial Improvements requested, pursuant to the Space Plan, (all improvements required by the Construction Plans are herein called "Initial Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets, and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing, and if disapproved, Tenant shall provide Landlord and Landlord's Space Planner and engineer specific reasons for disapproval. The foregoing process shall continue until the Construction Plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved, the last submitted Construction Plans. If the Construction Plans are not approved or deemed approved by both Tenant and Landlord on or before February 25, 2000 for any reason whatsoever, Landlord may, at its sole option, terminate the Lease and this Agreement, whereupon Landlord shall have no further liability or obligation thereunder or hereunder. If Landlord does not elect to so terminate, then each day after February 25, 2000 that the Construction Plans are not approved by Tenant shall constitute one (1) day of Tenant Delay.

      1.4 Delays. If delays of the construction of Initial Improvements occur because of: (i) any change by Tenant to the Space Plan or Construction Plans;
(ii) reason of force majeure, as defined in the Lease; (iii) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials; (iv) delays in obtaining a certificate of occupancy, if required by the applicable governmental authority, and if caused by the applicable governmental authority, Tenant or Tenant's Contractors, including, without limitation, changes to approved plans; or (v) reason of acts or omissions on the part of Tenant or those acting for or under the direction of Tenant [including but not limited to Change Orders (as defined herein) or if Tenant otherwise delays completion of the construction work] are collectively referred to in this Lease as "Tenant Delays" (all of which delays are collectively referred to in this Lease as " Excused Delays") (all other delays are defined as "Landlord Delays"), then, the date established above for the Commencement Date, or the date established below for the Completion Date, will be postponed by the aggregate duration of the Excused Delays. If the Initial Improvements are not Substantially Complete by the Commencement Date referenced in Section 1.2 of the Lease, then the Commencement Date referenced in
Section 1.2 shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the expiration of the Term referenced in Section 1.2 of the Lease, shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in
Section 1.2 of the Lease. The " Adjusted Substantial Completion Date" shall be the date Initial Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedy in the event Initial Improvements are not Substantially Complete by the initial Commencement Date set forth in Section 1.2 of the Lease.

      1.5 Change Orders. Tenant may request changes in the final Construction Plans consisting of additions, deletions, value engineering items or other revisions to the Initial Improvements and extensions of the progress schedule. The parties will evidence agreement of such changes by signing change orders ("Change Orders"), and, upon the signing of a Change Orders, Landlord shall prosecute the changes in accordance with the requirements of those Change Order. Landlord and Tenant shall not unreasonably delay or refuse to sign Change Orders reflecting changes requested by Tenant. For the purposes of this Agreement, the term "Change Order Costs" for additions, deletions or other revisions means the amount by which the aggregate cost Landlord will necessarily incur in connection with the construction of the Improvements, including, without limitations, the costs of labor and material, design fees, the expense of any such re-drawing or re-drafting of either the Space Plan or the Construction Plans required in connection herewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting, a TI Construction Management Fee (defined below), commissions, interest and other carrying costs, and sales or other excise taxes Landlord must pay in connection with the purchase of materials and services will increase or decrease the Permitted Costs. Tenant shall pay Landlord all Change Order Costs, if any, which are in excess of the Finish Allowance, within five (5) business days prior to commencement of construction of such Change Order by Landlord. Failure by Tenant to timely tender to Landlord the full Change Order Costs shall permit Landlord to not commence any work until the prepayment is received. All sums due Landlord under this Section 1.5 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under this Lease and entitle Landlord to any and all remedies specified in this Lease. Any delay attributable to Change Orders shall constitute Tenant Delays, and shall postpone the Commencement Date, the Completion Date, and extend the time periods set forth in Section 3 of this Exhibit B by the aggregate duration of the Tenant Delays. Landlord shall in its sole, but reasonable, discretion determine the time period, if any, constituting a Tenant Delay and attributable to a Change Order.

      1.6 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's Space Planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Initial Improvements.

2. Construction and Costs of Initial Improvements:

      2.1 Construction Obligation and Finish Allowance. Landlord agrees to construct Initial Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with finish allowance up to a maximum of $76,380.00 (the "Finish Allowance"), which Finish Allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority): (i) the contract sum required to be paid to the general contractor engaged to construct Initial Improvements (the "Contract Sum"), (ii) the fees of the preparer of the Construction Plans, and (iii) payment of the TI Construction Management Fee (hereinafter defined). Upon completion of Initial Improvements and in consideration of Landlord administering the construction of Initial Improvements, Tenant agrees to pay Landlord a fee equal to five percent (5%) of the Contract Sum to construct Initial Improvements (the "TI Construction Management Fee") (the foregoing costs are collectively referred to as the "Permitted Costs"). Such Permitted Costs include all architectural, design, construction, applicable city fees and permit costs or penalties, certificate of occupancy and applicable taxes, engineering and TI Construction Management Fees. Any work not specifically described in this Agreement which may be required to finish the Improvements shall be an obligation, monetary or otherwise, of Tenant. All costs exceeding the Finish Allowance shall be borne by Tenant, and shall constitute Excess Costs (as defined below).

      2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"); provided, however, Landlord will, prior to the commencement of construction of Initial Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the proposed Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Initial Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such two (2) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Initial Improvements prior to the commencement of construction. If Tenant fails to accept a Contract Sum by February 25, 2000 Landlord shall have the right to terminate this Lease.

      2.3 Liens Arising From Excess Costs . Tenant agrees to keep the Premises from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed, and Tenant, within three (3) days following such filing, fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord, and such obligation shall bear interest at the rate provided for in Section 24.1 of the Lease from the date of payment by Landlord until the date paid by Tenant.

      2.4 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to the projected Excess Costs, if any, five (5) business days prior to commencement of construction by Landlord. Within five (5) days of written request by Landlord, but in no event later than the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to not commence any work until the Prepayment is received. Any days of delay in Tenant timely tendering the Prepayment shall be considered Tenant Delays. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute an Event of Default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete", as applicable, shall mean when, in the opinion of Landlord's architect or Space Planner that prepared the Space Plan, Initial Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Section 13 of the Lease). Subject to minor punch list items, when Landlord considers Initial Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter and Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify a punch list of any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Initial Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold its agreement on punch list items. Landlord will use best efforts to cause the contractor to complete all punch list items with thirty (30) days after agreement thereon. It is understood that regarding the installation of utility systems, it shall mean and include the connection of the lines, conduits and pipes thereof with the Premises and into the Building, all at no expense to Tenant except for the installation of special fixtures or equipment supplied by Tenant, unless otherwise noted in the Construction Plans for the Lease. Tenant shall be responsible for obtaining service for all utility systems.

4. Tenant's Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

      (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant and Tenant's contractor, which approval will not be unreasonably withheld; and

      (b) Tenant, its contractors, workmen, mechanics, engineers, Space Planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's Space Planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"); it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance or interference; and

      (c) Tenant (notwithstanding Section 9 of the Lease), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such workmen's compensation, commercial general liability and property damage insurance. Such worker's compensation insurance shall be in accordance with the laws of the State of Texas. Such commercial general liability and property damage insurance policies shall provide for not less than One Million Dollars ($1,000,000.00) in coverage per occurrence, and insure both Tenant and, as additional named insureds, Landlord and its agents including, but not limited to, Principal Capital Management, L.L.C. and Property Manager.

THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 12.1 OF THE LEASE) SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE TO ANY OF TENANT'S INSTALLATIONS OR DECORATIONS NOT INSTALLED BY LANDLORD. TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, LIABILITIES AND CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH WORK PERFORMED BY LANDLORD (EXCLUDING LANDLORD'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT) OR LANDLORD'S CONTRACTORS. THE INDEMNIFIED PARTIES ARE NOT RESPONSIBLE FOR THE (1) FUNCTION AND MAINTENANCE OF INITIAL IMPROVEMENTS WHICH ARE DIFFERENT THAN LANDLORD'S STANDARD IMPROVEMENTS, OR (2) IMPROVEMENTS, EQUIPMENT, CABINETS OR FIXTURES NOT INSTALLED BY THE INDEMNIFIED PARTIES. SUCH ENTRY BY THE TENANT PARTIES PURSUANT TO THIS SECTION 4 SHALL BE DEEMED TO BE UNDER ALL OF THE TERMS, COVENANTS, PROVISIONS AND CONDITIONS OF THE LEASE, EXCEPT THE COVENANT TO PAY RENT.

5. Construction Representatives. Landlord's and Tenant's representative for coordination of construction and approval of change orders will be as follows, provided that either party may change their respective representative upon written notice to the other:

              For Landlord:  c/o: Brett Ratliff
                                  Pritchard & Associates
                                  2501 State Street
                                  Dallas, TX 75201
              For Tenant:         Mr. Michael Carus
                                  Chief Financial Officer
                                  972-364-5690
                                  Fundtech Ltd.
                                  1628 Valwood Parkway, Suite 104,
                                  Carrolton, Texas 75006

6. Terms. To the extent not inconsistent with this Exhibit B, the terms, covenants, provisions and items of the Lease shall govern the construction of the Initial Improvements and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                   [REMAINDER OF PAGE INTENTIALLY LEFT BLANK]

                                    EXHIBIT C

                           WAIVER OF RIGHTS UNDER THE
               DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT

      TENANT WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41, ET. SEQ., BUSINESS CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

LANDLORD:

Petula Associates, Ltd.

By:                           ____________________________________
Name:                         ____________________________________
Title:                        ____________________________________
Address:        c/o:            The Holt Companies, Inc.
                                1840 Hutton Drive, Ste. 100
                                Carrollton, Texas 75006

TENANT:

Fundtech Ltd.

Name:                         ____________________________________
Printed Name:                   Mr. Michael Carus
Title:                          Chief Financial Officer
Address:        c/o:            972-364-5690
                                1628 Valwood Parkway, Suite 104,
                                Carrollton, Texas 75006

Name:                         ____________________________________
Printed Name:                 ____________________________________
Title:                        ____________________________________

TENANT'S LEGAL COUNSEL:

Weil, Gotshal & Manges LLP

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Building, the Land and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant, and Landlord will not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord (not to be unreasonably withheld). No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in the Premises without Landlord's prior written consent (not to be unreasonably withheld). Landlord shall furnish to each tenant a reasonable number of keys to such tenant's Premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant from the time of entering the property to completion of work and Landlord will not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

7. Nothing shall be swept or thrown into the corridors, halls, or stairways. No birds, pets or animals shall be brought into or kept in, on or about any tenant's Premises. No portion of any tenant's Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall cooperate with Landlord's employees in keeping its leased Premises neat and clean.

9. Tenant shall not make or permit any improper, objectionable or unpleasant noises or orders in the Building or otherwise interfere in any way with other tenants or persons having business with them. Smoking of cigarettes, cigars, and all tobacco products is prohibited in the Building or Premises.

10. No machinery of any kind (other than normal office equipment) shall be operated by any tenant in the Premises without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

11. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's Premises or public or common areas or parking areas.

12. All tenants will refer all contractors, contractors' representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision will apply to all work performed in the Building including but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, window, ceilings, equipment and any other physical portion of the Building.

13. Should a tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none will be introduced or placed except as Landlord will direct. Electric current will not be used for power or heating without Landlord's prior written permission.

14. No flammable or explosive fluid or substance will be used or kept in the Building.

15. No vehicles(s) will be left in the parking areas for more than a forty-eight (48) hour period without the Landlord's prior written consent. No outside storage is permitted.

16. Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises, Building, or Land.

17. Tenant shall keep door to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Building of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Building and property or persons therewith.

18. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

19. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous materials without written consent of Landlord.

20. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its judgment will from time to time be needful for the safety, protection, care and cleanliness of the Premises, Building, and the Land the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, will be binding upon it in like manner as if originally set forth herein.

21. In the event any of these Rules and Regulations conflict with any provision or provisions set forth in the body of the Lease, then the Lease terms shall govern and control.

                                    EXHIBIT E

                              [SIGN AND LETTERING]

 Sign Media, inc.
    ARCHITECTURAL GRAPHICS o DESIGN o PLANNING o CONSULTING o MANUFACTURING
                              & INSTALLATION
    -----------------------------------------------------------------------

            TENANT SIGNS

            SIGN SPECIFICATIONS: 1628 VALWOOD, CARROLLTON, TX

            TENANT LETTERING:               COMPANY NAME AND/OR CO. LOGO
                                            1/2" PLEXIGLAS MATERIAL/BRUSHED
                                            ALUMINUM LAMINATE LETTERS
                                            LETTER STYLE - OPTIONAL
                                            LETTER COLOR - BRUSHED ALUMINUM
                                            INSTALLATION - ABOVE THE ENTRY WAY

            GLASS ENTRY DOOR:               WHITE VINYL LETTERS
                                            COMPANY NAME/LOGO ONLY
                                            MAXIMUM 2" TALL LETTERS

            BACK ENTRY DOOR:                VINYL LETTERING
                                            2" MAXIMUM SIZE

                                    EXHIBIT F

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), within 30 days following written request from Landlord, however no more than twice per calendar year (unless the most recent information has materially changed and Tenant determines that new information needs to be provided to Landlord more frequently) in accordance with the provisions of
Section 26 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each subsequent certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

 Landlord Name:                     Petula Associates, Ltd.

 c/o:                               The Holt Companies, Inc.
                                    1840 Hutton Drive, Suite 100
                                    Carrollton, Texas 75006

 Attn:                              Ms. Liz Sheff

 Phone:                             972-241-8300

 Name of (Prospective) Tenant:      Fundtech Ltd.
                                    -------------------------------------------
 Mailing Address:                   1628 Valwood Parkway, Suite 104,
                                    -------------------------------------------
                                    Carrollton, Texas 75006
                                    -------------------------------------------

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s)

- --------------------------------------------------------------------------------
Address of (Prospective) Premises:
                                   ---------------------------------------------

Length of (Prospective) initial Term:
                                      ------------------------------------------

1.    GENERAL INFORMATION:

      Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to ongoing operations. (Attach additional sheets if necessary).

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

2.    USE, STORAGE AND DISPOSAL OF HAZARDOUS OR TOXIC MATERIALS

      2.1 Will any Hazardous or Toxic Materials be used, generated, stored E or disposed of in, on or about the Premises? (Note: Generally all storage will be required to be fully contained). Existing Tenants should describe any Hazardous or Toxic Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                Wastes                          Yes -           No -
                Chemical Products               Yes -           No -
                Other                           Yes -           No -

      If yes is marked attach all MSDS's and please explain: (MSDS's Attached ~)

      2.2 If yes is marked in Section 2.1, attach a list of any Hazardous or Toxic Materials to, be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous or Toxic Materials at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental
            Laws); and the proposed locations) and method of disposal for each Hazardous or Toxic Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate. Attach a Site Plan indicating all storage areas
            - (Attached ~).

3.    STORAGE TANKS AND SUMPS

      3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous or Toxic Material in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities, including any required SPCC Plan.

                 Yes -            No -

                 If yes, please explain: ____________________________________

                 _______________________________________________________________

                 _______________________________________________________________

4.    WASTE MANAGEMENT

      4.1 (a) Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

                 Yes -            No -

                 Describe RCRA status: ______________________________________

                 _______________________________________________________________

                 _______________________________________________________________

            (b) Has your company been issued a solid waste registration number?

                 Yes -            No -

                 Describe status: ____________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

      4.2 Has your company filed a biannual or quarterly report as a hazardous waste generator?

                 Yes -            No -

            If yes, attach a copy of the most recent report filed. (Attached ~).

5.    WASTEWATER TREATMENT AND DISCHARGE

      5.1   Will your company discharge wastewater or other wastes to:

                  _____ storm drain?            _____ sewer?
                  _____ surface water?          _____ facility treatment plant?
                  _____ grounds                 _____ no wastewater or other

            (i.e., compressor blow-down) wastes discharge ([Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharges). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

                 _______________________________________________________________

                 _______________________________________________________________

6.    AIR DISCHARGES

      6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                 Yes -            No -

                 If yes, please explain:________________________________________

                 _______________________________________________________________

      6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

               _____ Spray booth(s)     _____ Incinerator(s)
               _____ Dip tank(s)        _____ Drycleaning
               _____ Drying oven(s)     _____ Other (please describe)
                                        _____ No Equipment Requiring Air Permits

                 If yes, please explain:________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

      6.3   Do any of your operations generate an obvious odor:

                 Yes -            No -

7.    HAZARDOUS OR TOXIC MATERIALS DISCLOSURES

      7.1 Has your company prepared or will it be required to prepare a Hazardous or Toxic Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements. Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

                 Yes -            No -

            If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

8.    ENFORCEMENT ACTIONS AND COMPLAINTS

      8.1 With respect to Hazardous or Toxic Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                 Yes -            No -

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 26 of the signed Lease Agreement.

      8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                 Yes -            No -

            If yes, describe any such lawsuit and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 26 of the signed Lease Agreement.

                 _______________________________________________________________

                 _______________________________________________________________

      8.3 Have there been any problems or complaints from past or current landlords, adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety or odor concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owner; or other neighbors at, about or near the Premises.

                 Yes -            No -

                  If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed lease.

                 _______________________________________________________________

9.    PERMITS AND LICENSES

      9.1 Attach copies of all Hazardous or Toxic Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of
Section 26 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lender; and representatives may, and will, rely upon the statements, representations, warranties, and certification is made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I, Mr. Michael Carus, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

Fundtech Ltd.

By:            __________________________________
Name:           Mr. Michael Carus
Title:          Chief Financial
Officer         972-364-5690

Date:          __________________________________
Name:          __________________________________
Printed Name:  __________________________________
Title:         __________________________________

                                    EXHIBIT G

                              COMMISSION AGREEMENT

      THIS COMMISSION AGREEMENT ("Agreement") sets forth the agreement entered into by and between Petula Associates, Ltd. ("Landlord") and Grubb & Ellis Company ("Outside Broker") concerning the payment of a commission in consideration for Outside Broker's services rendered in connection with the Lease described herein.

                              W I T N E S S E T H:

      WHEREAS, Outside Broker has assisted or is assisting Landlord in negotiating and consummating a proposed Lease Agreement ("Lease") by and between Petula Associates, Ltd. as Landlord ("Landlord"), and Fundtech Ltd., as Tenant Prospect ("Tenant Prospect"), covering certain rental space located at Valwood 17 (the "Project") regarding 1628 Valwood Parkway, Suite 104, Carrollton, Texas 75006 (the "Premises"); and

      WHEREAS, Outside Broker and Landlord hereby and herein desire to agree upon a commission to which Outside Broker shall be entitled for such services based upon rentals received by Landlord as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby stipulated and agreed as follows:

1. Outside Broker is Exclusive Broker for Tenant Prospect. Outside Broker acknowledges that it has been authorized as the Tenant Prospect's sole real estate broker to negotiate the above-referenced Lease on Tenant Prospect's behalf, and Outside Broker represents and warrants to Landlord that Outside Broker is the sole broker who introduced the Tenant Prospect to Premises and is the sole broker entitled to receive a commission in connection with the Lease. Outside Broker shall submit a letter satisfactory to Landlord from a duly authorized representative of Tenant Prospect which names Outside Broker as Tenant Prospect's exclusive Broker for the Lease Agreement.

2. Rentals . Any commission due to Outside Broker shall be based upon Rentals. "Rentals " shall mean the Base Monthly Rent. The following shall be excluded from Rentals for the purpose of commission calculation hereunder: (a) Any amounts payable by Tenant Prospect to Landlord for reimbursement of Operating Expenses including costs and expenses passed through to Tenant Prospect, such as Real Estate Taxes, insurance premiums, utilities, janitorial and common area maintenance, or any Operating Expense escalations or amortization of tenant finish Excess Costs exceeding (or including) Landlord's building standard Finish Allowance;
      (b) Escalations in Base Rent to the extent due to consumer price index adjustments or percentage rentals; provided however, fixed increases in Base Rent pursuant to the Lease shall be included in Rentals for the purpose of commission calculation; (c) Rental credited or allowance provided to Tenant Prospect by reason of lease takeover and/or take back or rental abatement or purchase of existing building; (d) Additional rent paid by Tenant Prospect for special tenant services over and above building standard services; (e) Amortization of special leasehold improvements paid for by Landlord and specifically reimbursed by Tenant Prospect by way of additional rental; (f) Rentals or other payments for parking (whether paid separately or included in the rental); (g) Late payment charges or interest; (h) Rental payable upon continuation of tenancy subsequent to lease expiration or termination; (i) Taxes imposed by any governmental authority on the rent(s) collected by Landlord; or (j) Security deposits paid by Tenant Prospect pursuant to the terms of the Lease.

3.    Commission.

      a.    Front-End Cash-Out Commission.

      (1) Outside Broker requests a front-end cash-out of commission obligation hereunder, and in Landlord's opinion, Tenant has sufficient credit to meet all of Tenant Prospect's obligations under the Lease, Landlord shall, as set forth in Paragraph 3.a.(3) below, pay Outside Broker as the commission hereunder four and one half percent (4.5%) of the total Rentals as hereafter payable for the entire Primary Term of the Lease up to ten (10) years. The Primary Term of the Lease shall constitute the initial lease term as set forth in the Lease exclusive of any renewal option(s) ("Primary Term"). Financial statements and other information necessary to determine credit risks have been provided to Landlord by Outside Broker.

      (2)   Time of Payment.

            A) Primary Term. Commission shall be paid in the following manner:
            (i) one-half (1/2) upon execution of the Lease by Landlord and Tenant Prospect, delivery thereof to both parties, receipt by Landlord of the first full month's rent, and receipt by Landlord of any security deposit as provided for in the Lease; and (ii) the balance upon occupancy of the Premises by Tenant Prospect, Tenant Prospect's commencement of business operations, and delivery to Landlord of a satisfactory estoppel letter executed by Tenant Prospect.

            (B) Renewals . In the event the Lease contains one or more option(s) granting the Tenant Prospect the right to extend the Primary Term, and if Outside Broker requests a front-end cash-out of the commission obligation hereunder regarding a renewal option, if any, contained in the Lease, which has been duly and timely exercised pursuant to the terms of the Lease, Landlord shall pay Outside Broker a commission of four and one half percent (4.5%), based upon the total Rentals payable for the extended term, up to ten (10) years, provided that: (i) in Landlord's sole opinion, Outside Broker is instrumental and actively involved in assisting Landlord in obtaining such renewal agreement and demonstrates that Tenant Prospect has not retained the services of any other broker; and (ii) Landlord still owns the Premises at the time such renewal agreement is negotiated and executed. If a renewal commission is due pursuant to this Paragraph 3.a.(2)(B), the commission shall be payable upon written exercise of the renewal option, execution of a renewal lease agreement or lease amendment by Landlord and Tenant Prospect, and receipt by Landlord of payment of the rental for the first full month of the renewal term, in addition to payment of all other rental amounts due under the Lease.

            (C) Expansion. If Outside Broker requests a front-end cash-out of the commission obligation hereunder regarding an option to expand into adjacent space to the Premises pursuant to an option, if any, contained in the Lease, which has been duly and timely exercised pursuant to the terms of the Lease, Landlord shall pay Outside Broker a commission of four and one half percent (4.5%) of the total Rentals payable for, and attributable to, the additional expansion space which is in addition to the original Premises, provided that:
            (i) Outside Broker is instrumental and actively involved in assisting Landlord in obtaining such expansion lease agreement or lease amendment and demonstrates that Tenant Prospect has not retained the services of any other broker; and (ii) Landlord still owns the Premises at the time such expansion agreement is negotiated and executed. If an expansion commission is due pursuant to this Paragraph 3.a.(3)(C), the commission shall be payable upon written exercise of the option to expand, execution of an expansion lease agreement or lease amendment by Landlord and Tenant Prospect, and receipt by Landlord of payment of the rental attributable to the expansion space for the first full month for which such rental is due, in addition to payment of all other rental amounts due under the Lease.

      b. Monthly Commissions. In the event Tenant Prospect remains in occupancy of the Premises and is not in default under the Lease, monthly commissions are to be paid semi-annually in arrears as follows:

      (1) Initial Term. Landlord agrees to pay to Outside Broker a commission of four and one half percent (4.5%) of Rentals actually received by the Landlord during the Initial Term as provided for in the Lease.

      (2) Renewals . In the event the Lease contains one or more option(s) granting the Tenant Prospect the right to extend the Primary Term, and if Outside Broker requests a monthly commission obligation hereunder regarding a renewal option, if any, contained in the Lease, which has been duly and timely exercised pursuant to the terms of the Lease, and Landlord shall pay Outside Broker a commission of four and one half percent (4.5%) for a renewal, based upon the total Rentals payable for the extended term, up to ten (10) years, provided that: (i) Outside Broker is instrumental and actively involved in assisting Landlord in obtaining such renewal agreement and demonstrates that Tenant Prospect has not retained the services of any other broker; and (ii) Landlord still owns the Premises at the time such renewal agreement is negotiated and executed. If a renewal commission is due pursuant to this Paragraph 3.b.(2), the commission shall be payable upon written exercise of the renewal option, execution of a renewal lease agreement or lease amendment by Landlord and Tenant Prospect, and receipt by Landlord of payment of the rental for the first full month of the renewal term, in addition to payment of all other rental amounts due under the Lease.

      (3) Expansion. If Outside Broker requests a monthly commission obligation hereunder regarding an option to expand into adjacent space to the Premises pursuant to an option, if any, contained in the Lease, which has been duly and timely exercised pursuant to the terms of the Lease, and if Tenant Prospect, Landlord shall pay Outside Broker a commission of four and one half percent (4.5%) of the total Rentals payable for, and attributable to, the additional expansion space which is in addition to the original Premises, provided that: (i) in Landlord's sole opinion, Outside Broker is instrumental and actively involved in assisting Landlord in obtaining such renewal agreement and demonstrates that Tenant Prospect has not retained the services of any other broker; and (ii) Landlord still owns the Premises at the time such expansion agreement is negotiated and executed. If an expansion commission is due pursuant to this Paragraph 3.b.(3), the commission shall be payable upon written exercise of the option to expand, execution of an expansion lease agreement or lease amendment by Landlord and Tenant Prospect, and receipt by Landlord of payment of the rental attributable to the expansion space for the first full month for which such rental is due, in addition to payment of all other rental amounts due under the Lease.

      c. Cancellation. Notwithstanding the above provisions, if Tenant Prospect individually, or Tenant Prospect and Landlord jointly, have the right to cancel the Lease, a commission shall only be paid to Outside Broker for the period up to the date on which the Lease may be cancelled. If the Lease is not then cancelled, Landlord shall pay the balance of the commission due for the remainder of the period covered under the Lease at the time the Tenant Prospect's right to cancel expires, provided Tenant Prospect remains in occupancy of the Premises and is not in default under the Lease.

      d. New Lease. In the event Outside Broker furnishes Landlord with written authorization to represent Tenant Prospect, and Outside Broker is instrumental and actively involved in obtaining a new lease ("New Lease"), separate from the original Lease, between Landlord and Tenant Prospect covering an expansion or relocation facility, Landlord shall pay Outside Broker a commission based on the above provisions for the expansion or relocation premises, but Outside Broker's commission under the original Lease shall be terminated and/or prorated as of the commencement date of the New Lease, and any unearned commission paid to the Outside Broker (or any other broker) with respect to the original Lease shall be netted out of commission payable for the New Lease. The commission payable for the New Lease shall be based upon the incremental Rentals set forth in the New Lease which are greater than the remaining Rentals set forth in the original Lease through the unexpired term of the original Lease.

4. Confidentiality and Advertisement. Outside Broker acknowledges and agrees that all material information which Outside Broker shall receive in connection with the Lease shall be confidential, and Outside Broker shall not disclose such information to any party (other than Tenant Prospect), including, but not limited to, any advertising or permitting to be advertised the Lease transaction, or placing, or permitting to be placed, any notice thereof in any newspaper or other publication, without Landlord's prior written consent and/or approval as to the contents thereof in each instance. All plans, specifications, leases and the like delivered to Outside Broker or Tenant Prospect shall remain the property of the Landlord and be returned to Landlord upon request.

5. Outside Broker Duly Licensed. Outside Broker hereby represents and warrants to Landlord that Outside Broker is, and shall remain during the term hereof, a duly licensed real estate broker in the jurisdiction where the Premises are located, and is therefore legally entitled to receive the commission payments as set forth hereunder, said licensing and legal entitlement being in accordance with all applicable laws, rules, ordinances and otherwise. If requested, Outside Broker shall submit appropriate documentation evidencing such licensure satisfactory to Landlord.

6. Limitation of Liability. OUTSIDE BROKER EXPRESSLY AGREES THAT THE OBLIGATIONS INCURRED BY LANDLORD OR ANY SUCCESSOR OR ASSIGNEE OF LANDLORD'S INTEREST UNDER THIS AGREEMENT SHALL NOT CONSTITUTE PERSONAL OBLIGATIONS OF THE OFFICERS, DIRECTORS, TRUSTEES, PARTNERS, JOINT VENTURERS, MEMBERS, STOCKHOLDERS, OR OTHER PRINCIPALS OR REPRESENTATIVES OF LANDLORD. OUTSIDE BROKER SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PREMISES FOR THE RECOVERY OF ANY JUDGMENT AGAINST LANDLORD FOR FAILURE TO PERFORM UNDER THIS AGREEMENT.

7. Choice of Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS, RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN THE COUNTY WHERE THE REAL PROPERTY IS LOCATED IN THE STATE OF TEXAS.

8. Entire Agreement. This instrument constitutes the entire agreement between the Landlord and the Outside Broker as relates to the performance by Outside Broker of the duties hereunder. No prior written or prior oral promises or representations shall be binding. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties, but Outside Broker may not assign this Agreement without the prior written consent of Landlord.

9. Acceptance. This agreement is intended to be an offer, and if not accepted and returned to Owner in writing within three (3) business days from the date hereon, it is hereby withdrawn. If not


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

      received by said date, this offer is null and void. This agreement is not valid unless fully signed by both Owner and Agent.

EXECUTED BY OWNER this ______ day of _________________, _______.

LANDLORD:

Petula Associates, Ltd.

Date:          __________________________________
Name:          __________________________________
Title:         __________________________________

c/o     The Holt Companies, Inc.
        1840 Hutton Drive, Suite 100
        Carrollton, Texas 75006
        972-241-8300

EXECUTED BY AGENT this ______ day of ___________________, ________.

Grubb & Ellis Company

By:                 ______________________
Name:               ______________________
Title:              ______________________
Address:            ______________________     TREC     ______________________
City, State, Zip:   ______________________     TAX ID # ______________________
Telephone:          ______________________     FAX #    ______________________


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

                                    EXHIBIT H

                                 LEASE GUARANTY

      This Lease Guaranty ("Guaranty") is executed this day of by N/A (hereinafter "Guarantor") in favor of Petula Associates, Ltd., a, (hereinafter, "Landlord").

                                   WITNESSETH

      WHEREAS, Landlord has entered into a lease (the "Lease") with Fundtech Ltd., an Israeli corporation, (hereinafter, "Tenant") dated as of even date herewith, whereby Tenant has leased from Landlord those premises located at, Carrollton, Texas as more particularly described in the Lease (hereinafter, the "Premises");

      WHEREAS, pursuant to the terms, conditions and provisions of the Lease, Tenant has certain obligations, including but not limited to, adherence to and performance of certain covenants, agreements and duties (collectively, "Tenant's Obligations");

      WHEREAS, Landlord has requested that Guarantor guarantee to Landlord the punctual and complete performance and observance of all Tenant Obligations by the Tenant; and, but for Guarantor's agreement to guarantee Tenant's Obligations, the Landlord would not enter into the Lease;

      WHEREAS, Guarantor is the of Tenant, and will benefit from the execution of the Lease; and

      WHEREAS, it is the intent of the Guarantor that Guarantor shall be and will remain at all times liable to the Landlord under the terms of this continuing Guaranty to the same extent as if it were jointly and severally liable with the Tenant to the Landlord for the performance of all the terms, conditions, and provisions of the Lease.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a material inducement to and in consideration of Landlord entering into the Lease with Tenant, Guarantor hereby covenants and agrees as follows:

      1. Guarantor absolutely and unconditionally guarantees to Landlord, its successors and assigns, the full and prompt performance of all Tenant's Obligations including, but not limited to, the payment when due of all rents, charges, and additional sums coming due under the terms of the Lease, and the performance of all covenants and agreements of the Tenant contained therein. Guarantor further unconditionally guarantees the full and prompt payment of all damages that may arise or be incurred by Landlord, its successors and assigns, as a consequence of Tenant's failure to perform any Tenant's Obligations. Guarantor further unconditionally agrees to pay all expenses, including attorneys' fees and legal expenses, paid or incurred by Landlord in endeavoring to collect or enforce the Tenant's Obligations or this Guaranty. Such payment and performance is to be made or performed by Guarantor forthwith upon any default by Tenant under the terms of the Lease.

      2. In the event of the dissolution, bankruptcy, or insolvency of Tenant, or the inability of Tenant to pay debts as they mature, or an assignment by Tenant for the benefit of creditors, or the institution of any bankruptcy or other proceedings by or against Tenant alleging that Tenant is insolvent or unable to pay debts as they mature, or Tenant's default under this Lease, and even if such event shall occur at a time when any of Tenant's Obligations may not then be due and payable, Guarantor agrees to pay to Landlord upon demand, the full amount which would be payable hereunder by Guarantor as if all Tenant's Obligations were then due and payable.

      3. This Guaranty is of a continuing nature and may not be canceled by the Guarantor for so long as the Lease or any extensions or renewals thereof are in force and effect or for so long as Tenant is in occupancy of the premises mentioned in said Lease. Landlord shall not be obligated or required to exhaust its remedies against Tenant as a condition precedent to its collection under this Guaranty. This instrument of Guaranty shall be construed as a guaranty of payment and performance rather than as a guaranty of collection. In addition this Guaranty shall remain in full force and effect after termination of the Lease so long as any of the Tenant's Obligations thereunder remain due and payable.

      4. The Guarantor makes the following representations and warranties which shall survive the execution and delivery of this Guaranty:

            (a) The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has duly authorized, executed, and delivered the same.

            (b) Neither the execution and delivery of this Guaranty, nor the consummation of the transaction herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule, or regulations to which the Guarantor is subject or any judgment, decree, franchise, order or permit applicable to the Guarantor, or will conflict or will be inconsistent with or will result in any breach of any


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

            of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or may be bound or subject.

            (c) No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Guaranty or of any of the instruments or agreements herein referred to, or the taking of any action hereby contemplated.

      5. Guarantor consents, without affecting its liability to Landlord hereunder, that Landlord may, without notice to or further consent of Guarantor, upon such terms as Landlord may deem advisable:

            (a) renew, alter or change the manner, time, place or terms of payment or performance of any of the Tenant's Obligations, or any liability incurred directly or indirectly in respect thereof, whereupon the guaranty herein made shall apply to the Tenant's Obligations as so changed, extended, renewed or altered;

            (b) extend, in whole or in part, by renewal or otherwise, any time of payment or performance provided for in the Lease;

            (c) release, surrender, exchange, modify, impair or extend any period or duration, or any time for performance or payment required under the term so of the Lease;

            (d) sell, exchange, release, surrender, and in any manner and in any order realize upon or otherwise deal with any property at any time pledged or mortgaged to secure the Tenant's Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof;

            (e) retain or obtain security interests in any property to secure any of Tenant's Obligations or any obligation of Guarantor;

            (f) settle or compromise any claim of Landlord against Tenant, or against any other person, firm or corporation or other legal entity whose obligation is held by Landlord as security for Tenant's Obligations to Landlord;

            (g) resort to Guarantor for payment of any Tenant's Obligations, whether or not Landlord shall have resorted to any property securing any of Tenant's Obligations or any obligation of Guarantor or shall have proceeded against Tenant or any other party primarily or secondarily liable on any of Tenant's Obligations; and/or

            (h) apply any sums in whatever manner paid or realized to pay liability or liabilities of Tenant to the Landlord regardless of what liability or liabilities of Tenant remain unpaid.

            (i) modify or amend the Lease or any term thereof, or any obligation of Tenant arising thereunder.

            (j) consent to any permitted assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant;

            (k) consent to an extension or extensions of the Original Term (as defined in the Lease) of the Lease;

            (l) accept other Guarantors without releasing any person or entity primarily or secondarily liable hereunder or under any other guaranty of the Lease; and/or

            (m) release any person or entity primarily or secondarily liable hereunder or under the lease or under any other guaranty of the Lease.

Guarantor hereby ratifies and affirms any such extension, renewal, release, surrender, exchange, modification, impairment, settlement or compromise, and all such acts shall be binding upon Guarantor, who hereby waives all defenses, counterclaims, or offsets which it might have by reason thereof.

      6. Guarantor covenants and agrees that it shall not be released from the obligations of this Guaranty, nor shall such obligations be diminished or otherwise affected by (a) any extension of time or other indulgence granted to Tenant or by a waiver with respect to Tenant's Obligations or any of them, (b) any assignment of the Lease or any subletting of all or any portion of the premises, (c) any amendment or modification of the Lease, or (d) any other act or omission of Landlord other than a written waiver by Landlord specifically modifying or terminating this Guaranty.

      7. Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of Tenant's Obligations, whether or not such notice is required to be given to Tenant under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) the benefit of any statute of limitations available to Tenant or Guarantor to the fullest extent such waiver is available by law, (e) any benefit of valuation, appraisement, homestead, or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (f) all diligence in collection, perfection, or protection of or realization upon any of Tenant's Obligations, any obligation of Guarantor hereunder, or any security for any of the foregoing.

      8. No delay on the part of Landlord in the exercise of any right or remedy as to either Tenant or as to Guarantor shall operate as a waiver thereof, and no final or partial exercise by Landlord of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.

      9. The validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of any action which Landlord may take or fail to take against Tenant nor by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, nor by reason of the bankruptcy, insolvency or inability to pay debts as they mature of the Tenant and whether or not the term of the Lease shall terminate by reason of said bankruptcy, insolvency, or inability to pay debts as they mature.

      10. If and to the extent that the Guarantor makes any payment to the Landlord pursuant to or in respect of this Guaranty, the Guarantor hereby waives any right of subrogation against the Tenant.

      11. No invalidity, irregularity or unenforceability of all or any part of the Lease or of any security thereof, shall affect, impair or constitute a defense to this Guaranty. This Guaranty is a direct and primary obligation of the Guarantor, and Guarantor's obligations hereunder are not as a surety.

      12. If and to the extent that the Guarantor makes any payment to the Landlord pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Landlord by reason thereof shall be subject and subordinate to the prior payment in full of all of the Tenant's Obligations.

      13. The Guarantor acknowledges that a copy of the Lease has been made available to the Guarantor and that the Guarantor is familiar with its contents.

      14. All requests, demands or other communications pursuant hereto shall be in writing addressed as follows: (Petula Associates Ltd., c/o The Holt Companies, Inc., 1840 Hutton Drive, Ste. 100, Carrollton, Texas 75006 if to the Landlord, and (ii) N/A, if to the Guarantor. All notices shall be sent by certified mail, return receipt requested.

      15. Miscellaneous.

                  (a) This Guaranty shall be binding upon Guarantor, its successors and assigns.

                  (b) This Guaranty shall be governed by the laws of the State of Texas.

                  (c) In the event of any controversy, claim, dispute or action relating to this Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses in addition to all other available remedies. "Prevailing party" shall mean the party which obtains substantially the relief sought by it in the controversy.

                  (d) This Guaranty may be amended only by written agreement signed by Landlord and Guarantor.

                  (e) All previous negotiations and agreements by and between the parties and their agents with respect to this transaction are merged into this Guaranty which completely sets forth the obligations of the parties.

                  (f) If any provision of this Guaranty or of any document contemplated hereby shall be invalid, such invalid provision shall be severable, and such invalidity shall not impair the validity of any other provision of this Guaranty or of any document contemplated hereby.

                  (g) If two or more persons are executing this Guaranty as Guarantors, they shall be jointly and severally liable under the terms hereof.

      Executed on the day and year first written above.

               [Remainder of this page intentionally left blank.]

                       GUARANTOR:

                       N/A

                        Name:                            _______________________
                        Printed Name:                    _______________________
                        Title:                           _______________________
                        Address: c/o

                                                         _______________________
                        Phone Number:                    _______________________
                        Fax Number:                      _______________________

                        Home Address:
                                                         _______________________

                        [If Guarantor is an individual]  _______________________

                        ________________________________________________________

                                                         N/A
                        Name:                            _______________________
                        Printed Name:                    _______________________
                        Address:                         _______________________
                        Social Security Number:          _______________________
                        Driver's License Number:         _______________________
                        Telephone Number:                _______________________

      Accepted this ____ day of ___________, 199__.

                       LANDLORD

                       Petula Associates, Ltd.

                        By:                      _______________________________
                        Name:                    _______________________________
                        Title:                   _______________________________

                        By:                      _______________________________
                        Name:                    _______________________________
                        Title:                   _______________________________


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

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